UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No._)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CURTISS-WRIGHT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT —

SUBJECT TO COMPLETION

Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on [date], 2022, at [●], commencing at [●] local time (the “Annual Meeting”).

Your vote will be especially important at this year’s annual meeting because Saddle Point Management L.P. (together with its affiliates, “Saddle Point”) has notified the Company that it intends (i) to nominate a slate of up to four of its own nominees (“Saddle Point’s Director Nominees”) for election as Directors at the Annual Meeting in opposition to up to four of the Company’s ten Director Nominees recommended by our Board of Directors and (ii) to present two stockholder proposals described in the attached Proxy Statement.

Our Board has attempted to engage constructively with Saddle Point and has considered each of their director nominees and their proposals. When determining the Board’s recommendations on the nominees and matters before the Annual Meeting, the Board has carefully considered the best interests of all our stockholders. The Board recommends that you vote “FOR ALL” the Company’s Director Nominees and in accordance with the Board’s recommendations on each proposal by using the enclosed WHITE proxy card.

As indicated above, we intend to hold the Annual Meeting in person again this year. The proxies that we solicit give you the opportunity to vote on all scheduled matters that come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly using the enclosed WHITE proxy card to vote by Internet, by phone or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Please refer to the accompanying Notice of Annual Meeting and Proxy Statement for further important information about the Annual Meeting.

In addition, we continue to actively monitor developments in relation to the COVID-19 pandemic and the related recommendations and protocols issued and that may be issued by public health authorities and governments. The health and well-being of our employees and stockholders is a high priority, and we are sensitive to the public health and travel concerns our stockholders may have. Accordingly, if we determine that it is not possible to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting virtually. We will announce any such change and the details on how to participate both by press release and by posting details on our website at https://investors.curtisswright.com/governance/annual-meeting, which will also be filed with the SEC as proxy material. If you are planning to attend the Annual Meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares by proxy prior to the Annual Meeting.

Over the past two years, the global economic effects associated with the COVID-19 pandemic have been unprecedented in their scope and depth. Throughout this crisis, we have been following, and will continue to follow, all recommendations of the CDC and other agencies to maximize the safety and well-being of our employees. Our unwavering focus has been on striking a balance between doing everything we can to keep our workplace as safe as possible and stabilizing our business during this time of economic disruption evidenced by our strong financial performance in fiscal year 2021. Curtiss-Wright has faced many challenges over our long and illustrious history and, as with previous downturns, we believe we will emerge from this crisis an even stronger company.

We are also resolutely focused on strengthening our culture and our workplace – putting greater emphasis on diversity, equity and inclusion, talent acquisition and development, and the employee experience. We’re also continuing to integrate environmental, social and governance (ESG) priorities into the core of Curtiss-Wright’s culture. We are committed to ensuring our business practices are sustainable. And we will do our part to respond to the ongoing environmental and social issues, so the state of our planet and our communities is healthier tomorrow than it is today.

I look forward to your participation in the Annual Meeting. Meanwhile, I would note that, as I reflect on my first year as Curtiss-Wright’s CEO, I’m incredibly thankful for the entire Curtiss-Wright team working beside me across the globe today as we execute our Pivot to Growth strategy to create stockholder value. I want to thank our Board of Directors; our progress this year simply would not have been possible without their dedicated leadership. I’m grateful to have such an extraordinary team of individuals as partners in leading this company.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support.

Sincerely,

LYNN M. BAMFORD
President and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held on [date], 2022, at [●], commencing at [●] local time, for the following purposes:

(1)	To elect the ten director nominees named herein;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022;

(3)	To approve on an advisory basis the compensation of the Company’s named executive officers;

(4)	To consider two stockholder proposals described in the attached Proxy Statement; and

(5)	To consider and transact such other business as may properly come before the Annual Meeting.

We believe that the ten director nominees recommended by our Board of Directors (the “Company’s Director Nominees”) are the best qualified to serve the Company and all stockholders. Accordingly, our Board of Directors (the “Board” or “Board of Directors”) unanimously recommends that you vote “FOR ALL” of the Company’s Director Nominees on the WHITE proxy card.

Please note that Saddle Point Management L.P. (together with its affiliates, “Saddle Point”) has notified the Company that it intends (i) to nominate a slate of up to four of its own nominees (“Saddle Point’s Director Nominees”) for election as Directors at the Annual Meeting in opposition to up to four of the Company’s ten Director Nominees recommended by our Board of Directors and (ii) to present two stockholder proposals described in the attached Proxy Statement. You may receive solicitation materials from Saddle Point, including a proxy statement and [color] proxy card. The Company is not responsible for the accuracy of any information provided by or in relation to Saddle Point or Saddle Point’s Director Nominees contained in the solicitation materials filed or disseminated by or on behalf of Saddle Point or any other statements that Saddle Point or its representatives may make.

Our Board of Directors does NOT endorse any Saddle Point nominee and unanimously recommends that you vote “FOR ALL” ten of the Company’s Director Nominees recommended by our Board of Directors on the WHITE proxy card, and strongly urges you not to sign or return any [color] proxy card that may be sent to you by Saddle Point. If you have previously submitted a [color] proxy card sent to you by Saddle Point, you can change your vote by using the enclosed

WHITE proxy card to vote for the Company’s Director Nominees recommended by our Board of Directors and against Saddle Point’s proposals.

Only record holders of the Company’s common stock at the close of business on [date], 2022, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and during normal business hours at the offices of the Company, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036, during the ten days preceding the Annual Meeting date.

The Company cordially invites all stockholders to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to vote their shares electronically over the Internet, by telephone, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending. It is extremely important that your shares are represented and voted at the Annual Meeting no matter how large or small your holdings may be. You are urged to vote using the enclosed WHITE proxy card TODAY.

By Order of the Board of Directors,

[ ], 2022	PAUL J. FERDENZI Vice President, Corporate Secretary and General Counsel

We intend to hold the annual meeting of stockholders in person. As always, but especially given public health concerns related to the COVID-19 pandemic, we urge you to vote by proxy in advance of the Annual Meeting as described in this Notice of Annual Meeting and Proxy Statement, whether or not you currently plan to attend the Annual Meeting in person.

In addition, we continue to actively monitor developments in relation to the COVID-19 pandemic and the related recommendations and protocols issued and that may be issued by public health authorities and governments. The health and well-being of our employees and stockholders is a high priority, and we are sensitive to the public health and travel concerns our stockholders may have. Accordingly, if we determine that it is not possible to hold our annual meeting of stockholders in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting virtually. We will announce any such change and the details on how to participate both by press release and by posting details on our website at https://investors.curtisswright.com/governance/annual-meeting, which will also be filed with the SEC as proxy material. If you are planning to attend our Annual Meeting, please check our website the week of the meeting. As always, we encourage you to vote your shares by proxy prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT!

Simply follow the easy instructions on the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. If you received this Notice and Proxy Statement by email, you may also vote by pressing the WHITE “VOTE NOW” button in the accompanying email. Please simply disregard any [color] proxy card you may receive from Saddle Point.

If you have questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated, at:

1 (877) 750-9501 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [date], 2022. A Notice and Proxy Statement and Form 10-K are available at: [URL address]. A Notice and Proxy Statement and Form 10-K and accompanying WHITE proxy card are also being mailed to the Company’s stockholders on or about [date], 2022.

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PROPOSAL FIVE: Stockholder Proposal Regarding Board Financial Literacy	97
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING	99
2021 ANNUAL REPORT ON FORM 10-K	99
OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING	100
APPENDIX A: INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES	101

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GENERAL INFORMATION

Annual Meeting Logistics

Admission	■	Admission to the Annual Meeting is restricted to stockholders of record as of the record date and/or their designated representatives.
Proxy Materials	■	On or about [●], 2022, this Proxy Statement and the accompanying WHITE proxy card were first mailed to our stockholders of record as of the record date.
How to Vote	■	It is important that your shares be represented and voted at the Annual Meeting.
	■	Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to follow the instructions on the WHITE proxy card to vote by telephone or via the Internet or to date, sign and return the accompanying WHITE proxy card in the envelope provided to you, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. Please note the voting procedures described under “How Do I Vote?” on page [●] of this Proxy Statement.
	■	If you are a registered stockholder, you may attend the Annual Meeting and vote your shares, and your vote will revoke any proxy you have previously submitted.
	■	If your shares are held in the name of a bank, broker or other nominee, you must provide a “legal proxy” in order to attend and vote in person at the Annual Meeting. Please contact your bank, broker or other nominee for assistance in obtaining a “legal proxy” in order to vote at the Annual Meeting.

Our Board of Directors unanimously recommends that you use the WHITE proxy card to vote by telephone, via the Internet or by mail as set forth on the WHITE proxy card “FOR ALL” ten of the Company’s Director Nominees to serve as Directors of the Company until the 2023 Annual Meeting of Stockholders, or, in each case, until their successors are duly elected and qualified.

This Proxy Statement gives you information on the Company’s ten Director Nominees recommended by our Board of Directors who are standing for election, our independent auditors, our named executive officers and their compensation, and certain stockholder proposals described more fully herein. Because the following summary does not contain all of the information you should consider, you should carefully read this Proxy Statement in its entirety before voting your shares. For more complete information regarding our 2021 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Company’s ten Director Nominees have expertise in numerous key areas including the defense, aerospace, industrial and/or other commercial markets, finance, technology, operations management, international operations, mergers, acquisitions, divestitures and restructurings, and human capital. We believe this experience, together with their integrity, ability to devote time and energy, financial acumen and commitment to the interests of all our stockholders is necessary to execute our strategic plan and makes them best positioned to assist in creating value for all our stockholders. Eight of ten members of our Board of Directors are independent.

Our Board of Directors has many corporate governance best practices in place, including annual elections for all Directors, a modified plurality vote standard in uncontested Director elections, our stockholders’ right to directly communicate with and raise concerns to the Board or individual Directors, a mandatory retirement policy for directors and stock ownership requirements.

Saddle Point has notified us that it intends to nominate a slate of up to four of its own nominees for election as Directors at the Annual Meeting in opposition to up to four of the ten Director Nominees recommended by our Board of Directors. We value Saddle Point’s input, and we have evaluated the skills, qualifications and attributes of Saddle Point’s Director Nominees relative to those of the Company’s Director Nominees. Ultimately, we believe that the Company’s Director Nominees are the best Directors to serve our Company and our stockholders, and unanimously recommend that you vote “FOR ALL” ten of the Company’s Director Nominees and that you discard any [color] proxy card you may receive from Saddle Point.

Questions and Answers About the Annual Meeting, Voting and Proxy Statement

When and where will the Annual Meeting take place?

The annual meeting of stockholders of the Company (the “Annual Meeting”) will be held on [●], 2022, at [●] local time, at [●], and at any adjournments or postponements thereof.

How can I attend the Annual Meeting?

Admission to the Annual Meeting is restricted to stockholders of record as of the record date and/or their designated representatives. All stockholders attending the Annual Meeting in person will be required to show valid picture identification. If your shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), are in the name of your bank, broker or other holder of record, you will also need to bring evidence of your Common Stock ownership as of the record date, such as your most recent brokerage account statement or a copy of your voting instruction form. If you do not have valid picture identification or proof of your stock ownership, you may not be admitted to the Annual Meeting.

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What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to vote on the following matters:

■	the election of ten individuals to serve as Directors for a one-year term;

■	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

■	the approval, on an advisory basis, of the compensation of our named executive officers;

■	the stockholder proposals described herein if properly presented at the meeting; and

■	any other business that may properly come before the meeting or any adjournment of the meeting.

Could other matters be decided at the Annual Meeting?

Our Company’s Amended and Restated By-Laws require stockholders to notify us in advance if they intend to request a vote on any matter not described in our Proxy Statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Lynn M. Bamford, Kevin Rayment and K. Christopher Farkas to vote your shares on such matters at their discretion.

Who is entitled to attend and vote at the Annual Meeting?

The close of business on [●], 2022 has been fixed as the record date for the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company issued and outstanding is the Common Stock. As of [●], 2022, there were [●] shares of Common Stock issued and outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the record date.

How many votes must be present to hold the Annual Meeting?

The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under the Delaware General Corporation Law, an abstaining vote and a broker non-vote are counted as present and eligible to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

What is a proxy?

A proxy is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

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The form of WHITE proxy card accompanying this Proxy Statement designates Lynn M. Bamford, Kevin Rayment and K. Christopher Farkas, and each of them as proxy for the Annual Meeting.

Am I a stockholder of record or a beneficial owner, and why does it matter?

Stockholder of record (also known as a record holder)

If your shares are registered directly in your name with Curtiss-Wright’s transfer agent, you are considered the stockholder of record with respect to those shares.

Beneficial owner (also known as holding shares in “street name”)

If your shares are held on your behalf by a bank, broker, or other nominee, then you are the beneficial owner of shares held in “street name.”

As a beneficial owner, you have the right to instruct your nominee on how to vote the shares held in your account. Because Saddle Point has indicated its intention to deliver proxy materials in opposition to our Board of Directors to your broker to forward to you on their behalf, with respect to accounts to which Saddle Point mails its proxy materials, brokers will not have discretion to vote on any of the proposals to be considered at the Annual Meeting. Therefore, if your broker provides you with Saddle Point’s proxy materials and you do not provide specific voting instructions, your nominee may not vote on any of the proposals.

“Broker non-votes” occur when the broker is prohibited from exercising discretionary authority with respect to any of the proposals to be voted on with respect to your account absent your specific voting instructions. Broker non-votes, if any, will be counted for the purpose of determining whether a quorum is present but will not be considered votes cast on the proposals to be considered at the Annual Meeting. If the broker has not provided you with competing proxy materials from Saddle Point, the broker may vote your shares without your specific instruction only with respect to Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

How do I vote?

If you are a stockholder of record as of the record date, you may vote at the Annual Meeting or vote by proxy as described below.

■	Follow the instructions on your WHITE proxy card to vote over the Internet;

■	Follow the instructions on your WHITE proxy card to vote by telephone;

■	Sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided; or

■	Attend and vote by ballot in person at the Annual Meeting.
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Whether or not you plan to attend the Annual Meeting, the Company requests that you vote prior to the Annual Meeting: (i) over the Internet, (ii) by telephone, or (iii) via mail, by signing, dating and returning a WHITE proxy card in the postage-paid envelope provided.

The WHITE proxy cards are being solicited on behalf of our Board of Directors.

If you are a beneficial owner, please contact the bank, broker, or other nominee that holds your shares for instructions on how to vote.

Our Board of Directors unanimously recommends that you use the WHITE proxy card to vote by telephone, via the Internet or by mail as set forth on the WHITE proxy card “FOR ALL” ten of the Company’s Director Nominees to serve as Directors of the Company until the 2023 Annual Meeting of Stockholders, or, in each case, until their successors are duly elected and qualified, “FOR” Proposals 2 and 3 and “AGAINST” Proposals 4 and 5.

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as proxies on the WHITE proxy card to vote your shares in accordance with the instructions you provide. If you sign and return a WHITE proxy card without indicating your instructions, your vote will be cast in accordance with the recommendation of our Board of Directors:

■	“FOR ALL” ten of the Company’s Director Nominees to our Board of Directors, as described in this Proxy Statement (see Proposal One);

■	“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022 (see Proposal Two);

■	“FOR” the compensation of the Company’s named executive officers under the proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers (see Proposal Three);

■	“AGAINST” the stockholder proposal to form a “Strategic Transaction Committee”; and

■	“AGAINST” the stockholder proposal regarding Board financial literacy.

If any other matters are properly brought before the meeting, Lynn M. Bamford, Kevin Rayment and K. Christopher Farkas will vote your shares on such matters at their discretion.

May my broker vote my shares for me?

Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you. In particular, your broker may not vote on the election of Directors without instructions from you.

The ratification of our independent registered public accounting firm (Proposal 2) would normally be considered “routine” under applicable stock exchange rules, and brokers typically can vote on routine matters without instructions. However, because Saddle Point has indicated its intention

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to deliver proxy materials in opposition to our Board of Directors to your broker to forward to you on their behalf, with respect to accounts to which Saddle Point mails its proxy materials, brokers will not have discretion to vote on “routine” matters, including Proposal 2. As a result, if your broker provides you with Saddle Point’s proxy materials and you do not instruct your broker on how to vote your shares regarding each of the proposals to be considered at the Annual Meeting, then your shares may not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted.

What should I do if I receive a [color] proxy card from Saddle Point?

Saddle Point has stated its intent to nominate up to four of its own nominees for election at the Annual Meeting. You may receive proxy solicitation materials from Saddle Point, including an opposing proxy statement and [color] proxy card. Our Board of Directors urges you to discard and not sign or return any [color] proxy card sent to you by Saddle Point. If you have previously voted using a [color] proxy card sent to you by Saddle Point, you have the right to change your vote by using the WHITE proxy card to vote by Internet, telephone or mail or by attending the Annual Meeting as described in the answer to the question above captioned “How do I vote?” Only the latest-dated proxy you submit will be counted.

OUR BOARD URGES YOU TO VOTE “FOR ALL” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD.

May I change or revoke my vote after I submit my proxy?

Yes. If you are a stockholder of record and wish to change your vote, you may:

■	cast a new vote following the instructions on the WHITE proxy card to vote by telephone or via the Internet;

■	cast a new vote by signing, dating and returning a new WHITE proxy card in the postage-paid envelope provided so that it is received before the Annual Meeting; or

■	attend the Annual Meeting and follow the instructions to vote during the meeting.

If you are a beneficial owner, you can revoke any prior voting instructions by contacting the bank, broker, or other nominee that holds your shares or by obtaining a legal proxy from your bank, broker, or other nominee and voting by ballot at the Annual Meeting.

If you wish to revoke your proxy rather than change your vote, our Corporate Secretary must receive your written revocation prior to the meeting.

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What are the Board’s voting recommendations, and how many votes are required to approve each proposal?

Proposal	Votes required to pass	Board’s recommendation	Effect of withheld votes, abstentions and any broker non-votes
PROPOSAL ONE — Election of Directors	Because Saddle Point has notified us that it intends to nominate a slate of up to four of its own nominees for election as Directors at the Annual Meeting in opposition to up to four of the Company’s ten Director Nominees recommended by our Board of Directors, the election of Directors is considered a “contested election”. In accordance with our Amended and Restated By-laws a plurality voting standard will apply for the election of Directors. This means that the ten nominees receiving the highest number of “FOR” votes will be elected, whether they be the Company’s Director Nominees or Saddle Point’s Director Nominees.	FOR ALL of the Company’s Director Nominees	Votes withheld and broker non-votes will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the nominees receiving the highest number of “FOR” votes. For additional information on how your shares will be voted, see “If I submit a proxy, how will my shares be voted?” above.

PROPOSAL TWO — Ratification of our independent registered public accounting firm	This proposal will be approved by the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting.	FOR	Abstentions and broker non-votes have the same effect as “against” votes.

PROPOSAL THREE — Advisory vote to approve the compensation of our named executive officers	This proposal will be approved by the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting.	FOR	Abstentions and broker non-votes have the same effect as “against” votes.
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Stockholder Proposals

PROPOSAL FOUR — Stockholder proposal to form a “Strategic Transaction Committee”	This proposal will be approved by the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting.	AGAINST	Abstentions and broker non-votes have the same effect as “against” votes.

PROPOSAL FIVE — Stockholder proposal regarding Board financial literacy	This proposal will be approved by the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting.	AGAINST	Abstentions and broker non-votes have the same effect as “against” votes.

We recommend that you discard any [color] proxy card you receive from Saddle Point.

What happens if I do not vote by proxy?

If you are a stockholder of record and you do not vote by proxy, your shares will not be voted unless you vote in person by ballot during the Annual Meeting. If you are a beneficial owner and your broker provides you with Saddle Point’s proxy materials and you do not provide your broker with specific voting instructions, your broker will not have discretion to vote your shares on any of the Proposals to be considered at the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy as set forth above under the caption “May I change or revoke my vote after I submit my proxy?”

Will the Company’s independent registered public accounting firm participate in the meeting?

Yes. A representative of Deloitte & Touche LLP will be present at the meeting and will be available to make a statement and answer appropriate questions.

Are members of the Board of Directors required to attend the Annual Meeting?

No, the Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. Barring unforeseen circumstances (including matters relating to the COVID-19 pandemic), many of the Directors standing for re-election (including our Chief Executive Officer, Executive Chairman and Lead Independent Director) are expected to be present at the Annual Meeting where they will be available for questions.

Who is soliciting my proxy?

The Company is soliciting your proxy to be used at the Annual Meeting. The WHITE proxy appoints Lynn M. Bamford, Kevin Rayment and K. Christopher Farkas, and each of them, as your

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representatives to vote your shares as you instruct on your proxy card. This way, your shares will be voted even if you do not attend the Annual Meeting.

Even if you plan to attend the Annual Meeting, it is a good idea to vote your shares in advance, just in case your plans change.

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company will pay the cost of the solicitation of proxies on the WHITE proxy card. The solicitation of proxies on the WHITE proxy is to be made primarily by mail, electronic transmissions, including via the Internet, or by telephone, but may be supplemented by telephone calls, electronic transmission, mail and personal solicitation by officers, other employees of the Company and Innisfree M&A Incorporated, our proxy solicitor. None of our officers or other employees will be specially compensated for these activities. The Company will reimburse banks and nominees for their expenses in forwarding proxy materials to the Company’s beneficial owners. The Company will also pay all expenses related to the Annual Meeting.

We have hired Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $______ plus reimbursement of out-of-pocket expenses. This proxy solicitation firm estimates that approximately [●] of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock, but we will not pay any compensation for their services. The total amount estimated to be spent in connection with the Company’s proxy solicitation is approximately $_____________, of which approximately $______ has been incurred by the Company as of the date of this Proxy Statement. Our expenses related to the solicitation of proxies from stockholders this year may substantially exceed those normally spent for an annual stockholders’ meeting because Saddle Point has initiated a contested election of Directors. Such additional costs are expected to aggregate to approximately $______. These additional solicitation costs are expected to include: the fee payable to our proxy solicitor; fees of our financial advisor, outside counsel and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, postage and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our shares; and the costs of retaining an independent inspector of election.

Can I view these proxy materials electronically?

Yes. You may access the proxy materials at [URL site].

You may also use our corporate website at www.curtisswright.com to view all of our filings with the Securities and Exchange Commission, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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How can I receive copies of Company’s year-end Securities and Exchange Commission filings?

We will furnish without charge to any stockholder, upon request, a copy of this Proxy Statement and/or our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2021. Any such request should be directed to Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, NC 28036, Attention: Investor Relations, or investor@curtisswright.com. We will provide the exhibits to the Form 10-K upon payment of the reasonable expenses of furnishing them.

What if I have additional questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the numbers listed below:

Innisfree M&A Incorporated

1 (877) 750-9501 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other locations)

Background to the Solicitation

The Company considers shareholder feedback an important contributor to corporate governance and strategic matters considered by the Board of Directors of the Company (the “Board” or “Board of Directors”). Following its 2021 Investor Day, the Company engaged with many of its stockholders and prospective stockholders regarding the Company’s business, new Pivot to Growth strategy, financial condition, governance, capital allocation preferences and other topics of interest to stockholders. Between August of 2020 and prior to January 10, 2022, the Company engaged in four ordinary course conversations with representatives of Saddle Point.

On January 10, 2022, a representative of Saddle Point contacted the Company, seeking a meeting with management.

On January 11, 2022, Jim Ryan, Vice President of Investor Relations, responded that management would be willing to meet with Saddle Point after the Company released its year-end earnings announcement in February, since the Company was in a “quiet” period during which management typically does not speak with analysts or investors.

On January 11, 2022, Saddle Point responded that it wanted to meet with management before the Company’s director nomination deadline to present Saddle Point’s perspectives on the Company and that Saddle Point believed it would be most constructive for the Company’s discussions with Saddle Point to “fit within the framework of the Company’s governance calendar”.

On January 12, 2022, Mr. Ryan responded to Saddle Point with the Company’s availability to listen to Saddle Point’s presentation on January 20, 2022, to which Saddle Point confirmed its availability.

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On January 20, 2022, Lynn Bamford, President and Chief Executive Officer of the Company, K. Christopher Farkas, Vice President and Chief Financial Officer, and Mr. Ryan met by audio conference with representatives of Saddle Point. Saddle Point first complimented the high quality of the Company’s business and the strength and track record of its past and current management. Saddle Point then shared its views on the Company’s valuation and recommended that the Company divest certain “non-core” businesses. Saddle Point also recommended four individuals as candidates to serve on the Board. At the conclusion of the meeting, Saddle Point indicated that they would be sending the Company the written presentation materials that they had discussed in the meeting, as well as providing a “draft” notice to the Company specifically identifying their candidates. In addition, Saddle Point requested that the Board delay the February 4, 2022 deadline for receipt of shareholder nominations and other proposals with respect to the Annual Meeting set out in the Company’s by-laws, and arrange a meeting between representatives of Saddle Point and the members of the Board to discuss Saddle Point’s presentation and director nominations. Ms. Bamford thanked Saddle Point for its presentation and indicated that she would share Saddle Point’s presentation (which was received by the Company later that evening) and the details of the conversation with the Board, which she did.

On January 25, 2022, Saddle Point provided Paul Ferdenzi, the Company’s General Counsel and Corporate Secretary, with a draft notice of nomination of four director candidates, which Mr. Ferdenzi shared with Ms. Bamford, management and the Board.

On January 27, 2022, the Board met with its advisors and representatives of management to discuss the Company’s engagement with Saddle Point and to consider Saddle Point’s request to extend the deadline for submission of shareholder nominations and other proposals, as well as to begin to discuss Saddle Point’s presentation and draft director nomination notice. The Board determined that it was advisable to continue engaging in confidential, constructive conversation with Saddle Point and to thoroughly review, evaluate and consider in good faith Saddle Point’s investment thesis. In addition, the Board resolved not to extend the deadline for submission of shareholder nominations and other proposals.

On January 27, 2022, in response to Saddle Point’s request to be notified, Mr. Ferdenzi notified Saddle Point of the Board’s decision not to extend the deadline for submission of shareholder nominations and other proposals.

On January 31, 2022, Saddle Point submitted to the Company its formal notice of nomination of four director candidates. In the notice of nomination, Saddle Point disclosed it was the beneficial owner of 114,577 shares of our Common Stock, which constitutes approximately 0.298% of the Company’s outstanding Common Stock as of January 31, 2022.

On February 2, 2022, in response to Saddle Point’s request to be notified of any deficiencies, Mr. Ferdenzi notified Saddle Point of a number of substantive deficiencies in Saddle Point’s director nomination notice where the information provided was not in compliance with the requirements of the Company’s By-laws. Mr. Ferdenzi also provided Saddle Point with the form of directors’ questionnaire that was required to be supplied by Saddle Point’s nominees, even

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though Saddle Point had not yet requested it as it was required to do pursuant to the Company’s By-laws.

Also on February 2, 2022, the Board met with its advisors and representatives of management to discuss the Company’s engagement with Saddle Point, including the director nomination notice and Saddle Point’s investment thesis. Representatives of Moelis & Company LLC, together with management, presented a detailed evaluation of the presentation Saddle Point had made to Ms. Bamford and Mr. Farkas on January 20, 2022. After an extensive discussion, the Board determined that it was advisable for a subset of the Board to participate in a meeting with representatives of Saddle Point to hear their presentation directly and to gain a deeper understanding of Saddle Point’s views. The Board also determined, based on the information provided by Saddle Point regarding Saddle Point’s nominees, to offer that two of the candidates proposed by Saddle Point, Ms. Christine Fox and Ms. Ellen Lord, who in the Board’s view, and based on the information provided by Saddle Point, appeared to have qualifications that potentially could be an asset to the Board, meet with the Board’s Committee on Directors and Governance.

On the afternoon of February 2, 2022, Saddle Point delivered to Mr. Ferdenzi a response letter that amended and supplemented its director nomination notice, and later that evening Saddle Point provided Mr. Ferdenzi with a notice of two precatory proposals to be brought before the Annual Meeting, and a letter to the Board regarding Saddle Point’s engagement with the Company.

On February 3, 2022, Ms. Bamford sent a letter to Saddle Point, inviting representatives of Saddle Point to meet at the Company’s headquarters in Davidson, North Carolina to discuss their presentation and views with respect to the Company. Ms. Bamford also extended an invitation for Ms. Fox and Ms. Lord to meet in Charlotte, North Carolina with Ms. Bamford and the members of the Committee on Directors and Governance.

On February 11, 2022, directors David Adams, Executive Chairman of the Board, S. Marce Fuller, Lead Independent Director, and Ms. Bamford met with Roy Katzovicz, Chief Executive Officer of Saddle Point, and other Saddle Point representatives at the Company’s headquarters in Davidson, North Carolina, with Mr. Ryan participating. Mr. Adams, Ms. Fuller and Ms. Bamford listened to Saddle Point’s presentation and asked questions about Saddle Point’s thesis and demands. Mr. Adams, Ms. Fuller, and Ms. Bamford thanked Mr. Katzovicz for Saddle Point’s interest in the Company and said the Board would consider their proposals in good faith.

On February 15, 2022, the Committee on Directors and Governance interviewed Ms. Fox and Ms. Lord, at the JW Marriott Hotel in Charlotte, North Carolina. At the conclusion of the interviews, the Committee on Directors and Governance thanked Ms. Fox and Ms. Lord for their time and interest and noted they would discuss their candidacies with the full Board.

On February 16, 2022, during a regularly scheduled Board meeting, the Committee on Directors and Governance reported to the full Board regarding their interviews of Ms. Fox and Ms. Lord. At a later point in the meeting, the Board, together with its advisors and representatives of management, met to discuss the Company’s engagement with Saddle Point, including Saddle Point’s investment thesis, their four director nominees and their two precatory proposals. At the conclusion of the meeting, the Board determined that it was advisable to continue engaging in

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confidential, constructive conversation with Saddle Point. The Board also determined, after thoughtful consideration of Saddle Point’s nominees’ qualifications and experience and based on the recommendation of the Committee on Directors and Governance, that Ms. Fox and Ms. Lord do not bring strengths to the Board that would enhance the expertise and qualifications already represented on the Board and that it was not in the best interests of the Company to nominate any of the Saddle Point nominees on management’s slate at the Annual Meeting.

On February 18, 2022, Ms. Bamford called Mr. Katzovicz to share the Board’s interest in continuing to engage in dialogue regarding Saddle Point’s investment thesis and the Board’s determination regarding Saddle Point’s director nominees and precatory proposals. Ms. Bamford noted how much the Board values shareholder engagement and appreciates hearing Saddle Point’s perspectives. She informed Mr. Katzovicz of the Board’s view that Saddle Point’s analysis doesn’t reflect a full understanding of the value of the businesses Saddle Point seeks to have divested or of the ability of the Board and management to best manage the Company’s portfolio. She also advised Mr. Katzovicz of the Board’s determination not to add any of the candidates nominated by Saddle Point to the Company’s slate of directors at the Annual Meeting. Ms. Bamford concluded by emphasizing the Board’s hope that Saddle Point would be a long-term investor in the Company and continue to engage with the Company in private, constructive conversation. At the end of the call, Ms. Bamford and Mr. Katzovicz agreed to continue their discussion in the following weeks.

On February 22, 2022, Saddle Point requested a meeting with management to help Saddle Point gain a better understanding of the Company’s portfolio of businesses. Mr. Ryan responded on February 23, 2022, and later that day confirmed a telephonic meeting with Ms. Bamford, Mr. Farkas and Mr. Ryan for February 25, 2022.

On the evening of February 22, 2022, Saddle Point delivered to Mr. Ferdenzi a demand letter to inspect the Company’s stockholder list and related materials.

On February 25, 2022, Ms. Bamford, Mr. Farkas and Mr. Ryan met by audio conference with Mr. Katzovicz and representatives of Saddle Point. Saddle Point emphasized its focus on the Company’s Aerospace & Industrial segment and asked for a deeper understanding of the Company’s industrial business. Ms. Bamford and Mr. Farkas discussed with Saddle Point the interconnected nature of the Company’s portfolio and the crossover of technologies among its core markets, and the resulting potential to enter new markets. Ms. Bamford and Mr. Farkas further discussed the ability to leverage the Company’s relationships and global footprint across platforms. Management also provided examples of the Company maximizing investments in certain technologies as discussed by the Company during Investor Day. Ms. Bamford concluded by noting that the Company appreciated the dialogue and hoped to continue engaging with Saddle Point in private, constructive conversations. Saddle Point concluded by informing the Company that Mr. Katzovicz was making plans to launch a public campaign in the near future.

On March 1, 2022, Saddle Point delivered a letter to the Company asking that it be forwarded to Admiral Nathman, the Chairman of the Board’s Committee on Directors and Governance, asking that the Committee reconsider the candidacies of Saddle Point’s nominees, referencing a “narrowing window of opportunity to reach a win-win resolution in a collaborative and private fashion.”

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PROXY SUMMARY

The following is a summary that highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and before voting, you are urged to carefully read the entire Proxy Statement.

Voting Matters and Vote Recommendations

The Company currently expects to consider five items of business at the 2022 Annual Meeting. The following table lists those items of business and the Board’s vote recommendation.

Proposal	Board Recommendation	Reasons for Recommendation	More Information
(1) Election of the ten director nominees named herein to a one-year term	FOR ALL	The Board and the Committee on Directors and Governance believe the nominees possess the skills, experience, qualifications, and diversity to effectively monitor performance, provide oversight and support management’s execution of the Company’s long- term strategy.	Page [●]
(2) Ratification of the independent registered public accounting firm	FOR	Based on their assessment, the Board and the Audit Committee believes that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.	Page [●]
(3) Advisory vote to approve the compensation of the named executive officers	FOR	The Company’s executive compensation program incorporates several compensation governance best practices and reflects the Company’s commitment to pay for performance.	Page [●]
Stockholder Proposals
(4) Stockholder Proposal to form a “Strategic Transaction Committee”	AGAINST	The Board as a whole regularly reviews with management the Company’s portfolio of businesses and continually assesses opportunities to enhance shareholder value. In addition, the existing Finance Committee of the Board provides oversight and focuses on the Company’s capital structure, including organic and inorganic investment options aligned with the Company’s strategies. The creation of an additional Board committee to study the divestiture of highly profitable businesses that are regularly reviewed as part of our strategic planning process creates an unnecessary and inefficient process and sends a negative message to employees and customers.	Page [●]
(5) Stockholder Proposal regarding Board financial literacy	AGAINST	This stockholder proposal is unnecessary as the Board already commands a high degree of financial literacy and draws on experiences from different sectors that are relevant to the Company’s business. The Company’s Director Nominees consist of ten highly qualified individuals, eight of whom are independent and all of whom have a high level of financial acumen, including two “audit committee financial experts.” Financial literacy is already	Page [●]
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Proposal	Board Recommendation	Reasons for Recommendation	More Information
a core consideration in the Board’s assessment of the skills and qualifications of potential director nominees and our existing procedures for evaluations and nominations are comprehensive. The proposal is not only unnecessary but also runs the risk of undermining the comprehensive and holistic approach we take to selecting superior director candidates.

Director Nominees

Set forth below is summary information concerning the Company’s Director Nominees who are being voted on at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent
David C. Adams	68	2013	Executive Chairman, Curtiss-Wright Corporation; Former Chief Executive Officer, Curtiss-Wright Corporation	No
Lynn M. Bamford	58	2021	President and Chief Executive Officer, Curtiss-Wright Corporation	No
Dean M. Flatt	71	2012	Former President and Chief Operating Officer, Honeywell International’s Defense and Space business	Yes
S. Marce Fuller	61	2000	Former President and Chief Executive Officer, Mirant Corporation	Yes
Bruce D. Hoechner	62	2017	President and Chief Executive Officer, Rogers Corporation	Yes
Glenda J. Minor	65	2019	Chief Executive Officer and Principal, Silket Advisory Services	Yes
Anthony J. Moraco	61	2021	Former Chief Executive Officer and member of the Board of Directors, Science Applications International Corporation	Yes
Admiral (Ret.) John B. Nathman	73	2008	Retired Commander of U.S. Fleet Forces Command; Former Vice Chief of Naval Operations	Yes
Robert J. Rivet	67	2011	Former Executive Vice President, Chief Operations and Administrative Officer, Advanced Micro Devices, Inc.	Yes
Peter C. Wallace	67	2016	Former Chief Executive Officer, Gardner Denver Inc.	Yes

Corporate Governance Highlights

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and executive leadership accountability, and helps

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build public trust in the Company. As part of this commitment, the Board has adopted best practices in corporate governance, including the following:

Board Independence	Lead Independent Director
• 8 out of 10 director nominees are independent • 100% independent Board committees • Chairman and CEO are the only management Director nominees

•    Consults with Chairman regarding setting Board meeting agendas, and consults with all Board committees

•    Serves as liaison between the Chairman and the independent directors

•    Facilitates communication between and among the independent directors and management

•    Presides at all Board meetings where Chairman is not present, including executive sessions of the independent directors

•    Is available, when appropriate, for consultation and direct communication with stockholders

•    Coordinates annual Board performance review of Chief Executive Officer

•    Leads the discussion of Board’s self-assessment and evaluation of results

Board Practices	Other Best Practices

•    Annual election of directors

•    Annual Board and committee evaluations

•    Regular executive sessions of non-management directors

•    Board participation in executive succession planning

•    Periodic review of Committee Charters and Corporate Governance Principles

•    Robust risk oversight with Board and committee roles

•    Comprehensive Code of Conduct and Corporate Governance Principles

•    Anti-hedging and pledging policy

•    Annual Say-on-Pay Vote

•    Clawback Policy for Incentive Compensation

•    Robust stock ownership requirements for directors and executive officers

•    Strong pay-for-performance philosophy

•    Succession Planning Process

2021 Financial Performance Highlights

In 2021, Curtiss-Wright continued to take steps to mitigate the impact of the COVID-19 pandemic on our fiscal 2021 financial performance, including effective cost control measures and strong working capital management. Despite the sustained challenging operating environment, the Company performed very well in fiscal 2021, with strong increases in sales, profitability, and operating income.

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In 2021, the Company’s three-year total shareholder return (TSR) ranked ninth or the 43rd percentile among the Company’s peer group. TSR is the change in the Company’s Common Stock share price plus dividends from the beginning of the measurement period to the end (three years, 1/1/2019 to 12/31/2021). The Company’s 2021 financial performance for executive compensation included:

•	Adjusted operating income was $420 million.
•	Adjusted operating margin was 17%.
•	Working capital as a percentage of sales was 23%.

The Company’s financial performance includes adjustments referenced in the Company’s fourth quarter 2021 earnings release furnished to the SEC on February 24, 2022.

Executive Compensation Practices Highlights

The Executive Compensation Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. In 2021, the Company received 96% stockholder support for the Company’s “Say-on-Pay” vote, which the Executive Compensation Committee considers to be among the most important items of feedback about the Company’s executive compensation program. The Company recognizes and rewards its executive officers through compensation arrangements that directly link their pay to the Company’s performance, and the Company ensures a strong alignment of interests with its stockholders by including a significant amount of performance-based compensation in the overall mix of pay. The Company’s pay mix includes base salary, an annual incentive cash bonus plan, and a long-term incentive plan under which the Company grants time-based restricted stock units and performance-based cash and stock units. Key elements of the Company’s pay practices are as follows:

What Curtiss-Wright Does	What Curtiss-Wright Doesn’t Do

•    Aligns pay and performance using measures of financial and operating performance including use of relative TSR

•    Balances short-term and long-term incentives using multiple performance measures that focus on profitable top line growth

•    Places maximum caps on incentive payout consistent with market competitive practice

•    Establishes rigorous stock ownerships guidelines for NEOs and Board members including a 50% mandatory hold on net shares until ownership guidelines are met for NEOs

•    No NEO employment agreements

•    Does not engage in executive compensation practices that encourage excessive risk

•    No short sales, hedging, or pledging of Curtiss-Wright stock permitted

•    No reloading, re-pricing or backdating stock options

•    No tax gross-ups on change-in-control benefits for executives hired or promoted after January 2008

•    No dividends on unvested or unearned performance units/shares

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•    Includes a claw back policy on all incentive compensation

•    Uses an independent external compensation consultant to review and advise on executive compensation

•    Uses double trigger Change in Control Agreements for equity vesting under the Corporation’s Long Term Incentive Plan

• No excessive perquisites • No excessive severance and/or change in control provisions

Corporate Sustainability

The Company believes that a commitment to positive environmental, social and governance-related business practices strengthens its businesses, increases the Company’s connection with all stakeholders, and helps the Company better serve its customers and the communities in which the Company operates. The Company’s commitment to social responsibility extends to the environment, trade compliance, responsible sourcing, human rights, labor practices and our employees’ health and safety. More information is available within the Sustainability section of the Company’s website at www.curtisswright.com/company/sustainability/. The Company also sees in these commitments additional ways of creating value for the Company’s stockholders, current and prospective employees, customers and other stakeholders. The Company demonstrates its commitments through its corporate social responsibility program (“CSR”). The CSR program outlines the Company’s commitments, guidelines, and policies, which governs the Company’s behavior and its business practices.

The CSR program consists of three inter-related activity areas that are mutually supportive of each other:

Business Practice

We conduct business in an environmentally conscious, socially responsible and ethical manner, including efforts to mitigate climate change and promote sustainability, while protecting the health and safety of the Company’s workers and community.

•    We comply with all applicable environmental, health and safety (EHS) laws and regulations.

•    We track total recordable rate (TRR) and days away, restriction and transfer rate (DART) for all sites worldwide. Our TRR and DART rates for 2021 were 1.49 and 0.99, respectively.

•    We encourage environmental and safety certifications for our manufacturing facilities. There are 12 sites across the Company that maintain certifications to either ISO 14001 and/or OHSAS 18001.

•    We conduct third-party EHS audits to verify that we are meeting our regulatory compliance requirements.

•    In early 2021, we started to compile utility data across all global operations to establish an energy baseline. This data will be used to calculate greenhouse gas (GHG) emissions in accordance with

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      industry standards. We anticipate disclosing such climate change data by the end of 2023, once we have compiled three full years of energy data.

•    We protect the environment by conserving energy and water, minimizing waste and emissions, and promoting recycling and renewable energy to reduce adverse environmental impacts. We partner with a waste management provider for many of our U.S. sites and continue to expand this relationship where and when appropriate.

•    In early 2021, we launched a company-wide EHS Management System (EHS MS). The EHS MS details the required practices to maintain a proactive risk- based approach to identify and control risks, comply with regulatory requirements, and continuously improve performance. Implementation of the EHS MS is measured and tracked via leading indicators.

•    We utilize safe technologies, training programs, effective risk management practices, and sound science in our operations to minimize risk to employees.

We believe a diverse and inclusive workforce creates a richer culture, enhances performance, and attracts the best talent.

•    We build a culture of inclusion with a focus on leadership, eliminating systemic barriers and fostering engagement. We partner with a third-party employment engagement survey provider to survey our world-wide employees concerning our work environments.

•    We promote ongoing career development for employees to encourage innovation and engagement through constructive reviews and various talent/leadership development initiatives.

•    We offer a tuition reimbursement program for those employees seeking to improve or complete their education consistent with their career paths.

•    We are committed to providing a safe and healthy work environment for our global employee base, guided by a strong set of core values outlined in our EHS Policy.

Community Involvement

We promote the well-being of the communities in which the Company’s employees work and live.

•    We encourage employee involvement through charitable donations and volunteer programs.

•    We support investment in education by maintaining a Company-sponsored scholarship program for the dependent children of our employees where we fund 90 scholarships awarded to eligible individuals as selected by a third-party provider. Direct reports to the CEO are excluded from this program.

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Governance

We maintain the highest ethical standards in interactions with employees, customers, suppliers, competitors, and the general public.

•    Our Code of Conduct includes several important provisions on human rights, including prohibitions on the use of child labor or forced, bonded or indentured labor in our operations, as well as compliance with all applicable laws, including environmental.

•    We are committed to responsible sourcing of materials for our products by not directly purchasing conflict minerals and not having direct relationships with mines or smelters that process these minerals.

•    We maintain a strict supplier code of conduct that sets expectations about supplier behavior.

•    We conduct global workforce training programs on ethics and anti-bribery/trade compliance and we offer a global, 24/7 anonymous ethics hotline.

•    We conduct EH&S and financial audits of our facilities worldwide to ensure compliance with all applicable laws, regulations, policies, and procedures.

In support of the CSR, the Company maintains the following policies aimed at protecting the environment, health and safety, ethics and compliance with laws, respect for human rights, and supply chain management, all of which are available within the Governance section of the Company’s website at investors.curtisswright.com/governance/governance-documents/ or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036:

•	Corporate Social Responsibility
•	Code of Conduct
•	Code of Conduct - Suppliers and Customers
•	Conflict Minerals Policy Statement
•	California Transparency in Supply Chains Act of 2010
•	Environmental, Health and Safety Policy
•	Human Trafficking and Slavery, including a Modern Slavery Statement

By adhering to the principles contained in the CSR program, the Company enriches the economic, social, and environmental aspects of the communities in which the Company’s employees live and work, which enhances the profitability of the Company and benefits the Company’s stockholders, employees, and customers.

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PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of ten members, eight of whom are non-employee Directors.

The Committee on Directors and Governance of the Board of Directors has recommended, and our full Board of Directors has nominated, David C. Adams, Lynn M. Bamford, Dean M. Flatt, S. Marce Fuller, Bruce D. Hoechner, Glenda J. Minor, Anthony J. Moraco, John B. Nathman, Robert J. Rivet, and Peter C. Wallace, each currently serving Directors, to be elected to the Board for a one-year term. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Because Saddle Point has indicated its intent to nominate candidates in opposition to the Board’s nominees, the election of Directors at the Annual Meeting is considered “contested”, and therefore Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through tenth highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore stockholders who do not vote or who withhold their vote from one or more of the proposed nominees will not affect the outcome of the election provided that a quorum is present at the Annual Meeting, except to the extent that it reduces the number of FOR votes for any given candidate.

As further discussed in the section titled “Questions and Answers About the Annual Meeting, Voting and Proxy Statement” on page [●] of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal One.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that stockholders vote “FOR ALL” of the Company’s Director nominees listed on the following pages (Proposal 1).

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Overview of Curtiss-Wright’s Current Board of Directors

The Board believes there are general requirements for service as a member of the Board that are applicable to all directors as laid out below, and other specialized characteristics that should be represented on the Board as a whole but not necessarily by each director. The specific qualifications, skills, experiences, and backgrounds of our directors are detailed in the section titled “Director Qualifications, Experiences, Backgrounds, and Diversity” on page [●] of this Proxy Statement.

Our Directors Exhibit: High integrity Loyalty to the Company and commitment to its success Proven record of success Knowledge of corporate governance and practices

Board Composition:

Independent Directors: 8 of 10
Average Company Board Tenure: 8.2 years
Average Age: 67 years
Diversity of gender, race or ethnicity:

Male 7 and Female 3 (including one
African- American female)

Our Directors Bring to the Boardroom: High level of leadership experience Specialized industry experience Financial expertise Extensive knowledge of the Company

Director Qualifications, Experiences, Backgrounds, and Diversity

The Company’s director nominees have substantial leadership, management, and industry experience and expertise in various fields. This diversity of experience and background of our director nominees, illustrated in the skills matrix and director nominees’ biographies that follow, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve the Company’s strategic priorities to reduce complexity, drive returns, and advance sustainably.

The skills matrix below summarizes the specific qualifications, skills, experiences, and backgrounds of each director nominee. While each director nominee is generally knowledgeable in each of these areas, an “X” in the skills matrix below indicates that the item is a specific qualification, skill, experience or attribute that the director nominee brings to the Board. The lack of an “X” for a particular item does not mean that the director nominee does not possess that qualification, skill, experience or attribute. Because the skills matrix is only a summary, it does not include all the qualifications, skills, experiences, backgrounds, and diversity that each director nominee offers.

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Director	Qualifications/Experiences/Backgrounds/Diversity
	Audit Committee Financial Expert	Extensive Knowledge of Company’s Business and Industry	Extensive M&A Experience	Broad International Experience	Other Public Company Board Experience	Current or Former CEO	Senior Leadership Experience	Gender/Ethnic Diversity
David C. Adams		X			X	X	X
Lynn M. Bamford		X				X	X	X
Dean M. Flatt		X	X		X		X
S. Marce Fuller		X	X	X	X	X	X	X
Bruce D. Hoechner		X		X	X	X	X
Glenda J. Minor	X	X	X	X	X		X	X
Anthony J. Moraco		X	X		X	X	X
John B. Nathman		X					X
Robert J. Rivet	X	X	X	X	X		X
Peter C. Wallace		X	X	X	X	X	X

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during, at least, the past five years, as well as a brief description of the particular experience, qualifications, attributes or skills that qualify the nominee to serve as a Director of the Company.

David C. Adams, age 68, has been the Executive Chairman of the Board of Directors of the Company since January 1, 2021 and served as Chairman and Chief Executive Officer of the Company from January 1, 2015 until his resignation as Chief Executive Officer on January 1, 2021. Prior to this, he served as President and Chief Executive Officer of the Company from August 2013. He served as President and Chief Operating Officer of the Company from October 2012; Co-Chief Operating Officer from November 2008; President of Curtiss- Wright Controls from June 2005; and Vice President of the Company from November 2005. He has served as a Director of the Company since August 2013. Mr. Adams also serves as a director of Snap-On Incorporated, a leading designer, manufacturer, and marketer of high-end tools and equipment.

Mr. Adams has been an employee of the Company for more than 21 years, serving in increasing levels of strategic, operational, and managerial responsibility. Mr. Adams’ ability to grow the Company and in-depth

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knowledge of the Company’s business segments and industries in which they operate, as evidenced by the Company’s strong performance during his tenure as Chief Executive Officer provides the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

Lynn M. Bamford, age 58, has served as President and Chief Executive Officer and as a member of the Board of Directors of the Company since January 1, 2021. Prior to this, she served as President of the Company’s Defense and Power Segments from January 2020. She also served as Senior Vice President and General Manager of the Company’s Defense Solutions and Nuclear divisions from 2018, and Senior Vice President and General Manager of the Company’s Defense Solutions division from 2013. Shortly after joining the Company in 2004, she assumed the position of Vice President, Product Development and Marketing, for the Company’s former Controls segment, and ascended to Vice President and General Manager of the Company’s Embedded Computing business.

Ms. Bamford has been an employee of the Company for more than 17 years, serving in increasing levels of strategic, operational, and managerial responsibility. Ms. Bamford’s ability to grow the Company’s defense and power segments, as evidenced by the Company’s defense and power segments strong growth during her leadership, and in-depth knowledge of all the Company’s business segments and industries in which they operate, provides the Company a competitive advantage in continuing to improve long-term performance and increase stockholder value.

Dean M. Flatt, age 71, served as President and Chief Operating Officer of Honeywell International Inc.’s Defense and Space business from July 2005 to July 2008. Prior to that, he served as President of Honeywell International Inc.’s Aerospace Electronics Systems business from December 2001 to July 2005 and served as President of Honeywell International Inc.’s Specialty Materials and Chemicals business from July 2000 to December 2001. Further, he serves as a director of Ducommun Incorporated since January 2009 where he currently serves as Chairman of the Compensation Committee and as Lead Director. Ducommun is a leading provider of engineered products and aftermarket services across various industries, including aerospace and defense. He also serves as a director of National Technical Systems, Inc. since January 2014 (he formerly served as non-executive Chairman from January 2014 until January 2018). National Technical Systems is a leading provider of engineering and testing services across various industries, including aerospace and defense. He formerly served as a director of Industrial Container Services, Inc. from January 2012 until April 2017. He has served as Director of the Company since February 2012 and serves as Chairperson
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of the Finance Committee and as a member of the Executive Compensation Committee.

Mr. Flatt has an in-depth understanding of the aerospace and defense industries, evidenced by his past employment in high-level managerial positions at Honeywell International Inc., a leading global supplier of aerospace and defense products, two of the Company’s major markets. In addition, Mr. Flatt has extensive experience in evaluating new business opportunities gained while serving on the executive board of a private equity firm. Furthermore, Mr. Flatt has extensive managerial experience in operating a business at the director level, serving as a current director of Ducommun Incorporated and National Technical Systems, Inc. Mr. Flatt’s ability to lead a company at one of the highest levels of management, coupled with his in-depth knowledge of the aerospace and defense industries and private equity investing provides the Company with a competitive advantage in seeking new opportunities and platforms for its aerospace and defense industry products and services, as well as strengthening the ability of the Company to select strategic acquisitions.

S. Marce Fuller, age 61, was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005, and a Director of Mirant Corporation from July 1999 until January 2006. She served as a Director of Earthlink, Inc., an IT services, network, and communication provider, from January 2002 to April 2014. At Earthlink, she served as Chairperson of the Audit Committee, Leadership and Compensation Committee, and Corporate Governance and Nominating Committee, and as Lead Independent Director. She has served as a Director of the Company since 2000 and serves as Chairperson of the Executive Compensation Committee and as a member of the Audit Committee. She also served as Lead Independent Director of the Company from May 2015 to May 2016 and has been elected to serve as Lead Independent Director effective May 2021 for a term of three years being renewed every year until 2024 or until her successor is appointed.

Ms. Fuller has an in-depth understanding of the power generation industry, evidenced by her past employment at Southern Energy and Mirant Corporation, both leading power generation companies. At these companies, Ms. Fuller served at times in increasing levels of managerial responsibility, beginning with Vice President at Southern Energy and then as President and Chief Executive Officer of both Southern Energy and Mirant Corporation. Ms. Fuller’s ability to lead a company at the highest level of management, coupled with her in-depth knowledge of the power generation industry, one of the Company’s largest markets, provides the Company a competitive advantage in seeking new opportunities and platforms for its power generation industry products and services. She is also financially literate in accordance with NYSE listing standards.

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Bruce D. Hoechner, age 62, has served as President and Chief Executive Officer and as a member of the Board of Directors of Rogers Corporation, a NYSE-listed company, since October 2011. Rogers Corporation is a leading global provider of engineered materials and components for mission critical applications serving telecommunications, automotive, defense and aerospace, and consumer markets. From October 2009 to October 2011, Mr. Hoechner served as President, Asia Pacific region, based in Shanghai, China, for Dow Chemical Company, a global diversified chemical and material company, and before that held positions of increasing responsibility in the U.S. and internationally during his 27-year career with Rohm and Haas Company, a leading manufacturer of specialty chemicals, which was purchased by Dow. He has served as a Director of the Company since 2017 and is a member of the Committee on Directors and Governance and the Finance Committee.

Mr. Hoechner has many years of broad leadership experience across numerous geographies, businesses, and functions with particularly strong international experience at leading multinational organizations. In his capacity as CEO and President of Rogers Corporation, Mr. Hoechner led a business transformation that significantly improved revenues and profitability, and resulted in a substantial increase in the company’s market cap. Mr. Hoechner brings to our Board international executive experience in technology manufacturing, with relevant industry exposure, as well as extensive strategic and financial acumen, which enhances Mr. Hoechner’s contributions and value to the Company’s Board.

Glenda J. Minor, age 65, has served as Chief Executive Officer and Principal of Silket Advisory Services, a privately owned consulting firm, since 2016. Silket Advisory Services advises companies on financial, strategic, and operational initiatives. From 2010 – 2015, Ms. Minor was Senior Vice President and Chief Financial Officer of Evraz North America Limited, a leading steel manufacturer. Prior to this, Ms. Minor held both domestic and international executive finance roles at increasing levels of managerial responsibility at Visteon Corporation, a leading global automotive supplier, and DaimlerChrysler, a leading global automotive manufacturer, as well as financial management roles at General Motors Corporation, a leading global automotive manufacturer, and General Dynamics Corporation, a leading global aerospace and defense company. Ms. Minor currently serves on the Board of Directors of Albemarle Corporation, a leading global specialty chemical company; Schnitzer Steel Industries, Inc., one of the largest manufacturers and exporters of recycled metal products in North America; and the Capital Area United Way, a non-profit organization, where she serves as the Treasurer and Finance chair. Ms. Minor has previously served on the board of several other non-profit organizations. She has served as a Director of the Company since 2019 and

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serves as a member of the Audit Committee and the Committee on Directors and Governance.

Ms. Minor has many years of broad financial and international leadership experience across different industries and different continents, which have provided her with an in-depth understanding of the preparation and analysis of financial statements, and invaluable experience in capital market transactions, accounting, treasury, investor relations, financial and strategic planning, and business expansion. She is also financially literate in accordance with NYSE listing standards and an “audit committee financial expert” in accordance with SEC regulations. Ms. Minor’s extensive financial knowledge will be an invaluable asset to the Board in its oversight of the integrity of the Company’s financial statements and the financial reporting process. Additionally, Ms. Minor’s experience in mergers and acquisitions and business expansion provides the Company a competitive advantage in seeking new strategic business opportunities and platforms for its products and services.

Anthony J. Moraco, age 61, served as Chief Executive Officer and a member of the Board of Directors of Science Applications International Corporation (SAIC), a NYSE-listed company, from September 2013 to July 2019, after its separation from its former parent Leidos Holdings, Inc. SAIC is a leading provider of technical, engineering, and enterprise information technology (IT) solutions and services primarily to the U.S. government. Prior to this time, he served in various leadership positions at Leidos (legacy SAIC), including serving as President of its Government Solutions Group in 2013, as Group President of its Intelligence, Surveillance and Reconnaissance organization from 2012 to 2013, as its Executive Vice President for Operations and Performance Excellence from 2010 to 2012, and as Senior Vice President and General Manager of its Space and Geospatial Intelligence Business Unit from 2007 to 2010. Leidos is a leading science, engineering and IT company that provides services and solutions in the defense, intelligence, civil and health markets. He has served as a Director of the Company since 2021 and serves as a member of the Committee on Directors and Governance and the Finance Committee.

Mr. Moraco has an in-depth understanding of the aerospace and defense industry, evidenced by his past employment at SAIC and Leidos, as well as his previous leadership roles at the Boeing Company Space & Intelligence Mission Systems and Phantom Works. In addition, Mr. Moraco has extensive experience in U.S. government contracting. Mr. Moraco’s market knowledge, leadership skills, financial acumen, and operational management ability proven during his tenure as CEO of SAIC and as an executive of Leidos, along with his prior public company board experience, enhances Mr. Moraco’s contributions and value to the Company’s Board.

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Admiral (Ret.) John B. Nathman, age 73, served as Commander, U.S. Fleet Forces from February 2005 to May 2007, and Commander, U.S. Atlantic Fleet from February 2005 to April 2006. From August 2004 to February 2005, he served as Vice Chief of Naval Operations in the U.S. Navy. From August 2002 to August 2004, he served as Deputy Chief of Naval Operations for Warfare Requirements and Programs at the Pentagon. From August 2000 to August 2002, he served as Commander, Naval Air Forces, U.S. Pacific Fleet, and was the first unified Commander, Naval Air Forces from October 2001 to August 2002. He has served as a Director of the Company since 2008 and serves as Chairperson of the Committee on Directors and Governance and as a member of the Audit Committee. Admiral Nathman is also financially literate in accordance with NYSE listing standards.

Admiral Nathman’s strong leadership, coupled with an in-depth understanding of U.S. government spending, especially defense spending and military products, evidenced by 37 years of service in high-level commands in the United States Navy, provides the Company a competitive advantage in seeking new opportunities and platforms for its defense industry products and services.

Robert J. Rivet, age 67, has served as Executive Vice President, Chief Operations and Administrative Officer of Advanced Micro Devices, Inc., a leading global semiconductor company, from October 2008 to February 2011, and has served as Executive Vice President, Chief Financial Officer of Advanced Micro Devices, Inc. from September 2000 until October 2009. From 2009 to 2011, he also served as a Director of GlobalFoundries Inc., a semiconductor foundry. Prior to this, Mr. Rivet was senior Vice President at Motorola, a leading communication and semiconductor manufacturer in executive finance roles both domestically and internationally, which included a three-year assignment in Geneva, Switzerland, as the European Semiconductor CFO. He has served as a Director of the Company since 2011 and serves as Chairperson of the Audit Committee and as a member of the Executive Compensation Committee.

Mr. Rivet has 35 years of broad financial and international leadership experience across different technology industries, which has provided him an in-depth understanding of the preparation and analysis of financial statements, and an in depth understanding of our supply chain, including nine years as Chief Financial Officer of Advanced Micro Devices. In addition, Mr. Rivet led numerous acquisitions, divestitures, and capital market activities while at Advanced Micro Devices. He is also financially literate in accordance with NYSE listing standards and an “audit committee financial expert” in accordance with SEC regulations. Mr. Rivet’s extensive financial knowledge will be an invaluable asset to the Board providing comprehensive oversight over the integrity of the Company’s financial statements and the financial reporting process. Additionally, his

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in-depth understanding of high-technology industries such as the semiconductor business, and experience in mergers, acquisitions, and capital markets provides the Company a competitive advantage in addressing supply chain issues and seeking new strategic business opportunities and acquisitions.

Peter C. Wallace, age 67, served as Chief Executive Officer and a Director of Gardner Denver Inc. from June 2014 until his retirement as of January 1, 2016. Gardner Denver (now merged with Ingersoll Rand’s Industrial segment and renamed Ingersoll Rand Inc.) is an industrial manufacturer of compressors, blowers, pumps, and other fluid control products used in numerous global end markets. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a Director, of Robbins & Myers, Inc., from 2004 until it was acquired in February 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide. Mr. Wallace is also non-executive Chairman of the Board of Applied Industrial Technologies, Inc., a leading provider of industrial products and fluid power components, and non-executive Chairman of the Board of Rogers Corporation, a leading provider of engineered materials and components for mission critical applications across various markets. Mr. Wallace also serves on the board of a private manufacturing firm engaged in packaging equipment and industrial markets and serves as a board member of a private equity backed firm engaged in transitional energy markets. He has served as a Director of the Company since 2016 and serves as a member of the Executive Compensation Committee and the Finance Committee.

Mr. Wallace has a wide and varied background as a senior executive, including having served as CEO of several leading companies in global industrial equipment manufacturing, serving a wide range of end markets, including aerospace, energy, and industrial. During his career, Mr. Wallace transformed businesses by developing clear strategies that included acquiring and merging companies, along with divestitures to free up resources that could be redeployed to create long-term shareholder value. He also led major organization changes, and in doing so recruited top talent and developed others in key areas, including strategic account planning, key account management, lean implementation, and facility rationalization, to improve profitability. Mr. Wallace has extensive experience in evaluating business opportunities and management teams as he has been engaged by several private equity firms to evaluate business plans. He has been a senior advisor to private equity firms, and has served as CEO of a private equity backed portfolio company. Mr. Wallace brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. This broad and extensive experience in senior leadership roles, including his board experience in both public and private companies, and experience in mergers, acquisitions, and divestitures, provides the Company a competitive advantage in creating

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long-term shareholder value and seeking new strategic business opportunities and acquisitions.

Directorships at Public Companies

The following table sets forth any directorships at other public companies and registered investment companies held by each Director and nominee for Director at any time during the past five years.

Name of Director	Company
David C. Adams	Snap-On Incorporated (since 2016)
Dean M. Flatt	Ducommun Incorporated (since 2009)
Bruce D. Hoechner	Rogers Corporation (since 2011)
Glenda J. Minor	Albemarle Corporation (since 2019) Schnitzer Steel Industries, Inc. (since 2020)
Anthony J. Moraco	Science Applications International Corporation (until 2019)
Peter C. Wallace	Applied Industrial Technologies, Inc. (since 2005) Rogers Corporation (since 2010)

Family Relationships

There are no family relationships between any of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.

Certain Legal Proceedings

None of the Company’s Directors, executive officers, or persons nominated or chosen by the Company to become a director has been, during the past ten years: (i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time; (ii) convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or Federal or State authority, permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, futures, commodities, or banking activities; (iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; (v) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, related to an alleged violation of securities or commodities law or regulation; any law or regulation respecting financial institutions or insurance companies; or any law or regulation prohibiting mail or wire fraud or

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fraud in connection with any business entity; or (vi) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” on page [●] of this Proxy Statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that stockholders vote “FOR ALL” of the Company’s Director nominees listed ABOVE (Proposal 1).

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STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company and contains a code of conduct that applies to every Director. The corporate governance guidelines are available within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession, and includes policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. The Committee on Directors and Governance reviews these principles and other aspects of governance at least annually and is amended as the Board deems appropriate upon the recommendation of the Committee on Directors and Governance for updates in response to changing regulatory requirements and as business circumstances warrant.

The Company also maintains a code of conduct that applies to every employee, including the Company’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The Company’s code of conduct includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, insider trading and hedging, and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company’s code of conduct is available within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The Company reviews the code of conduct at least annually and is amended as appropriate for updates to changing regulatory requirements and as business circumstances warrant.

The Company designed the corporate governance guidelines and the code of conduct to ensure that its business is conducted in a consistently legal and ethical manner. The Company will disclose any waivers or amendments of the codes of conduct pertaining to Directors or the Company’s Chief Executive Officer, Chief Financial Officer, and Corporate Controller on its website at www.curtisswright.com in accordance with applicable law and the requirements of the NYSE corporate governance standards. To date, no waivers have been requested or granted and no amendments have been made requiring disclosure.

To enhance understanding of and compliance with the Company’s code of conduct, the Company has undertaken several additional steps. Through a third-party provider, the Company maintains an on-line training program that is annually circulated to all Company employees in order to enhance the Company’s culture of ethical business practices. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the

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Company, through a third-party provider, maintains the Company’s Hotline (the “Hotline”), a global, toll-free telephone and web-based system through which employees may report concerns confidentially and anonymously. The Hotline facilitates the communication of ethical concerns and serves as the vehicle through which employees may communicate with the Audit Committee confidentially and anonymously regarding any accounting, internal controls or auditing concerns.

Meetings of the Board

The Board has regularly scheduled meetings each year, and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

A meeting of the Company’s non-employee Directors in executive session without any employee Directors or members of management present is scheduled at every regularly scheduled Board meeting. During 2021, the non-employee Directors met four times in executive session. In February 2021, S. Marce Fuller was appointed by the Board to serve as Lead Independent Director effective May 2021; Ms. Fuller is expected to serve a three-year term, subject to reappointment on an annual basis. The Lead Independent Director reviews the agenda items from the meeting with all non-employee Directors and leads discussions with the independent Board members and coordinates follow up discussions with management. For a further discussion on the position of Lead Independent Director, please read the section titled “Board Leadership Structure” beginning on page [●] of this Proxy Statement.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2021, the Board held eight meetings and committees of the Board held a total of 16 meetings. During 2021, no Director attended less than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he or she served, during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. David C. Adams, the Company’s Executive Chairman and Ms. Lynn Bamford, the Company’s President and Chief Executive Officer, attended the Company’s 2021 annual meeting of stockholders. Barring unforeseen circumstances (including matters relating to the COVID-19 pandemic), many of the Directors standing for re-election (including our Chief Executive Officer, Executive Chairman and Lead Independent Director) are expected to be present at the 2022 annual meeting of stockholders where they will be available for questions.

Communication with the Board

The Company believes communications between the Board and the Company’s stockholders, employees, and other interested parties is an important part of the corporate governance process. Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the non-employee Directors as a group, or (iv) any individual non-employee Director by sending the communication to Lead Independent Director, c/o Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The name of

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any specific intended Board recipient should be noted in the communication. Prior to forwarding any correspondence, the Lead Independent Director will review such correspondence. Any communications received by the Lead Independent Director regarding concerns relating to accounting, internal controls or auditing matters will promptly be brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters. However, the Lead Independent Director, in his or her discretion, will not forward certain items if they are deemed inappropriate for submission, including, without limitation, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or that relate to improper or irrelevant topics, or are sent in bad faith.

Director Independence

The corporate governance guidelines provide independence standards generally consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined and require the Board annually to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in the corporate governance guidelines, which are posted within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents, for its evaluation of the materiality of any Director relationship with the Company. To assist in the Board’s determination, each Director completed a questionnaire designed to identify any relationship that could affect the Director’s independence. Based on the responses received from the Directors to the questionnaires and the standards described above, the Board has determined that the following nominees for Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: Dean M. Flatt, S. Marce Fuller, Bruce D. Hoechner, Glenda J. Minor, Anthony J. Moraco, John B. Nathman, Robert J. Rivet, and Peter C. Wallace. Mr. Adams and Ms. Bamford do not meet the corporate governance guidelines independence test and NYSE independence listing standards due to their current positions as Executive Chairman and President and Chief Executive Officer of the Company, respectively. In making the determination that Messrs. Flatt and Wallace are “independent”, the Board considered the fact that these Directors are presently a director of certain entities in which the Company at various times has purchased goods and/or services. The Board determined that this relationship as a director is not material and, thus, did not affect their independence, because each of them do not participate in the day-to-day management of those entities, and do not receive any remuneration as a result of the goods and/or services being sold. Moreover, the transactions involved payments that are individually and in the aggregate immaterial to the revenues of each entity and the expenses of the Company. There were no other transactions, relationships, or arrangements not otherwise disclosed that were considered by the Board of Directors in determining whether any of the Directors are independent.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines.

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Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board has adopted a written charter for each of these committees. Each committee reviews its charter at least annually, and as regulatory developments and business circumstances warrant. Each of the committees considers revisions to its respective charter from time to time to reflect evolving best practices. The full text of each charter is available within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The current membership of each committee is as follows:

Director	Audit Committee	Executive Compensation Committee	Committee on Directors and Governance	Finance Committee
Dean M. Flatt		X		X(1)
S. Marce Fuller	X	X(1)
Bruce D. Hoechner			X	X
Glenda J. Minor	X		X
Anthony J. Moraco			X	X
John B. Nathman	X		X(1)
Robert J. Rivet	X(1)	X
Peter C. Wallace		X		X

(1)	Denotes Chairperson

Audit Committee. The Audit Committee presently consists of four non-employee directors. The Audit Committee met six times during 2021. Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A- 3 under the Securities Exchange Act of 1934, and the Company’s corporate governance guidelines. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least two members of the Audit Committee, Robert J. Rivet and Glenda J. Minor, are an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee’s primary responsibilities include assisting the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process; the systems of internal accounting and financial controls; the qualifications and performance of the Company’s internal audit function and internal auditors; the annual independent audit of the Company’s financial statements; the appointment and retention (subject to stockholder ratification), compensation, performance, qualifications, and independence of the Company’s independent registered public accounting firm; enterprise risk assessment and management; review of the Company’s information security and technology program (including

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cybersecurity); the Company’s compliance with legal and regulatory requirements (including environmental matters) and ethics program; and the impact of COVID- 19 on the Company and the Company’s actions in response.

Executive Compensation Committee. The Executive Compensation Committee presently consists of four non-employee directors. The Executive Compensation Committee met seven times during 2021. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange for board and committee service and the Company’s corporate governance guidelines. In addition to satisfying all other applicable independence requirements, all members of the Executive Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

The Executive Compensation Committee’s primary responsibilities includes determining the total compensation, including base salary and short- and long-term incentive compensation and all benefits and perquisites, of the Chief Executive Officer and all Named Executive Officers. The Executive Compensation Committee also oversees the administration of the Company’s executive compensation programs, including any compensation actions taken in response to the COVID-19 pandemic, and further reviews and evaluates compensation arrangements to assess whether they could encourage undue risk taking. In fulfilling its responsibilities, the Executive Compensation Committee may retain a consultant and during 2021, the Executive Compensation Committee used the services of Frederic W. Cook & Co., Inc., an independent compensation consultant, to assist and guide the Executive Compensation Committee. For a discussion concerning the process and procedures for the consideration and determination of executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page [●] of this Proxy Statement.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of four non-employee directors. The Committee on Directors and Governance met three times during 2021. The Committee on Directors and Governance primary responsibilities include developing policy on the size and composition of the Board, oversight responsibility relating to the risks associated with the Company’s Environmental, Social, and Governance requirements (including the Company’s response to climate change and sustainability, employee safety, and human capital such as diversity, equity and inclusion), criteria for Director nominations, procedures for the nomination process, and compensation paid to Directors. The committee also identifies and recommends candidates for election to the Board. Further, the committee regularly reviews the Company’s corporate governance guidelines and provides oversight of the corporate governance affairs of the Board and the Company consistent with the long-term best interests of the Company and its stockholders. Each member of the Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Finance Committee. The Finance Committee presently consists of four non-employee directors. The Finance Committee met three times during 2021. The Finance Committee’s primary responsibilities includes advising the Board regarding the capital structure of the Company, the Company’s dividend and stock repurchase policies, the Company’s currency risk and hedging programs, and the investment managers and policies relating to the Company’s defined benefit

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plans. Each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Board and Board Committees Self-Evaluation Process

The Board recognizes that a thorough, constructive self-evaluation process enhances its effectiveness and is an essential element of good corporate governance. Accordingly, the Committee on Directors and Governance oversees an annual self-evaluation process to ensure that the full Board and each of its committees conducts a thorough self-assessment of its performance and solicits feedback for improvement. In addition, the Board and its committees meet regularly in executive session throughout the year to consider areas that may warrant additional focus and attention. The Committee on Directors and Governance reviews and reassesses the format and effectiveness of the evaluation process each year and makes changes when considered necessary or appropriate.

During 2021, the evaluations were conducted through the use of a detailed on-line survey designed to offer a thoughtful and substantive reflection on the Board and committees’ performance. The survey considers various topics related to Board and committee composition, structure, effectiveness, performance, and responsibilities, as well as the overall mix of director skills, experience, backgrounds, and diversity. The results of the survey were aggregated, summarized by the General Counsel, and presented to the Board and each committee for discussion in executive session. In addition to providing an opportunity for directors to discuss a wide range of governance-related topics, the evaluation process is used by the Board and each committee to identify opportunities for improvement, make changes to the committee charters, processes and policies, and is linked to the Board’s succession planning activities.

In response to feedback solicited from the Board and committees over the past several years, the Company continues to:

•	Streamline meeting materials to better highlight important information, while maintaining completeness
•	Allow sufficient time during Board and committee meetings for discussion, debate, in-depth reviews, and executive sessions
•	Enhance discussion about areas of emerging risk at Board and Audit Committee meetings, including deep dives on key topics at Board risk oversight sessions
•	Provide educational opportunities during regularly scheduled meetings and through third-party programs
•	Focus on particular skills, background, attributes, and diversity of Board candidates

Board Leadership Structure

The Company is focused on strong corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. The Company’s commitment to independent oversight is demonstrated by the independence of all directors, except for our Executive Chairman and our President and Chief Executive Officer. In addition, as discussed above, all of the members of the Board’s Audit Committee, Finance

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Committee, Executive Compensation Committee, and Committee on Directors and Governance are independent.

The Board believes that every company is unique, and therefore, the appropriate board leadership structure will depend upon a company’s unique circumstances and needs at a particular time. Historically, the Board has generally determined that stockholders’ interests were best served by having the same individual serve as Board Chairman and Chief Executive Officer of the Company. Beginning on January 1, 2021, then Chairman and Chief Executive Officer David C. Adams began a planned 17-month phased retirement in which he resigned from the Chief Executive Officer position, and Lynn M. Bamford was promoted to the positions of President and Chief Executive Officer and appointed a member of the Board. At that time, the Board determined it would be beneficial to separate the roles of Chairman and Chief Executive Officer for a period of time during Ms. Bamford’s transition to the Company’s top executive leadership position, as it also ensured that Mr. Adams’ valuable experience would remain available to the Company during the transition period. However, the Board expects to elect Ms. Bamford to the role of Chairwoman following the Annual Meeting once Mr. Adams’ term as Executive Chairman ends at the Annual Meeting, subject to her re-election. The Board believes it will be in the best interest of the Company and its stockholders for one person to serve as Board Chairman and Chief Executive Officer at this time, and Ms. Bamford is well suited to fill that role given her experience and knowledge of the Company’s business and industries. The Board believes Ms. Bamford’s ability to serve as both Chairwoman and Chief Executive Officer will provide the Company with strong unified leadership. The Board will continue to monitor the appropriateness of this structure.

As Executive Chairman, Mr. Adams has fulfilled his responsibilities in chairing the Board through close interaction with the Lead Independent Director. The Board has structured the role of its Lead Independent Director to strike an appropriate balance between well-focused and independent leadership on the Board. The Lead Independent Director serves as the focal point for independent Directors regarding resolving conflicts with the Chief Executive Officer, or other independent Directors, and coordinating feedback to the Chief Executive Officer on behalf of independent Directors regarding business issues and Board management. The Lead Independent Director and Chairman are expected to foster a cohesive Board that supports and cooperates with the Chief Executive Officer’s ultimate goal of creating stockholder value. In this regard, the Lead Independent Director’s responsibilities include, among other duties:

•	Convening and presiding over executive sessions attended only by non-employee Directors;
•	Communicating to the Chief Executive Officer the substance of discussions held during those sessions to the extent requested by the participants;
•	Serving as a liaison between the Executive Chairman and the Board’s independent Directors on sensitive issues;
•	Consulting with the Executive Chairman on meeting schedules and agendas, including the format and adequacy of information the independent Directors receive and the effectiveness of the meeting process;
•	Overseeing the Board’s self-evaluation process; and
•	Presiding at meetings of the Board in the event of the Executive Chairman’s unavailability.
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The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to long-term business plans, long-range strategic issues, risks, and integrity.

Board Role in Risk Oversight

The Board of Directors oversees risk to help ensure a successful business at the Company. While the Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other members of the Company’s senior leadership team are responsible for the assessment and day-to-day management of risk, the Board of Directors is responsible for assessing the Company’s major risks and ensuring that appropriate risk management and control procedures are in place.

The Company relies on a comprehensive enterprise risk management program to aggregate, monitor, measure, and manage risk. The Company’s enterprise risk management program is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure, and to elevate certain key risks for discussion at the Board level. While the Board has the ultimate oversight responsibility for risk management processes, various committees of the Board composed entirely of independent directors also have responsibility for aspects of risk management. The Board and its committees are kept informed by various reports on risk identification and mitigation provided to them on a regular basis, including reports made at the Board and Committee meetings by management.

The Audit Committee of the Board, acting pursuant to its written charter, serves as the principal agent of the Board in fulfilling the Board’s oversight of risk assessment and management, including with respect to major strategic, operational, financial reporting, legal and compliance, information security, data protection and technology risks (including cybersecurity), and the impact of COVID- 19 on the Company and the Company’s actions in response. The Company’s Vice President, Risk and Compliance, who reports to the Audit Committee, facilitates the enterprise risk management program and helps ensure that risk management is integrated into the Company’s strategic and operating planning process. The Company’s Vice President, Risk and Compliance, regularly updates the Audit Committee on the Company’s risk management program throughout the year through discussions of individual risk areas, as well as an annual summary of the enterprise risk management process. The Audit Committee reviews with management the risks presented and the steps management has taken to monitor, mitigate, and control such risks. In addition, periodically, but not less than annually, the Audit Committee receives a report from the Company’s General Counsel and also the Company’s Chief Ethics Officer relating to, (i) the implementation and effectiveness of the Company’s legal and ethical compliance program and adherence to the Company’s Code of Conduct and (ii) all significant compliance investigations undertaken in the past year. Moreover, the Audit Committee also regularly meets in executive session without management present with the Company’s Director of Internal Audit and the Company’s independent registered public accounting firm to discuss areas of concern.

The Board is also actively engaged in the oversight of the Company’s information security, data protection and technology programs (including cybersecurity). The Company’s Chief Information Officer leads the Company’s cybersecurity risk management program, which is fully

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integrated into the overall enterprise risk management program and overseen by the Audit Committee. The Audit Committee reviews and receives regular briefings concerning the Company’s cybersecurity risk management program and data protection practices, including discussions of rapidly evolving cyber security threats, cyber security technologies and solutions deployed, major cyber risk areas, policies and procedures to address those risks, and cyber incidents, from the Company’s Chief Information Officer. Program highlights include:

•	Multi-layer strategy of defense in-depth designed to ensure the safety, security and responsible use of information and data.
•	Security operations center (“SOC”) that monitors all IT assets, resources, and data 24-hours per day, 7-days per week, 365- days per year.
•	Incorporates external expertise to manage the SOC, perform penetration tests, cyber-attack simulation exercises, and log management to review anomalies indicating a possible breach.
•	Maintain a business continuity program and cyber insurance.

The Executive Compensation Committee considers risks in connection with its design of compensation programs and equity compensation plans for the Company’s employees, including the executive officers, while incorporating features that mitigate risk without diminishing the incentive nature of the compensation. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis under the heading “Risk Consideration in the Overall Compensation Program for 2021” on page [●] of this Proxy Statement.

The Finance Committee is responsible for assessing risks related to financing matters such as pension plans, capital structure, currency risk and hedging programs, and equity and debt issuances, as well as to insurance-related risk management programs.

The Committee on Directors and Governance oversees risk related to the Company’s overall governance, including Board and committee composition, Board size and structure, director recruitment, director independence, director compensation, ethical and business conduct, and the Company’s corporate environmental, social and governance profiles and ratings, including reviewing the adequacy of the Company’s strategy, policies, practices, programs, procedures, initiatives and training as they relate to the environment (including climate change and sustainability), and health and safety. The Committee on Directors and Governance receives periodic briefings on the Company’s enterprise-level EHS Management System to identify and understand specific risks within the EHS realm so the Board can stay abreast of both emerging and material EHS risks that could have a material impact on the Company.

Each Chairperson of the Board committees delivers a report to the Board, no later than the next scheduled board meeting, regarding matters considered at committee meetings that have taken place since the previous board meeting, including any risks associated with the Company’s operations.

The Board believes that its leadership structure facilitates its oversight of risk by combining Board committees and majority independent Board composition with an experienced Executive Chairman and Chief Executive Officer who have detailed knowledge of the Company’s business, history, and the complex challenges it faces. The Executive Chairman and Chief Executive

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Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company position them to promptly identify and raise key risks to the Board and focus the Board’s attention on areas of concern. The independent committee chairs and other Directors also are experienced professionals or executives who can and do raise issues for Board consideration and review and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the non-management Directors and the Executive Chairman and Chief Executive Officer that enhances risk oversight.

Board Role in Strategic Oversight

The Board takes an active role in overseeing senior management’s formulation and implementation of its strategic plan. It receives a comprehensive overview of management’s strategic plan for all the Company’s businesses at least annually, receives regular updates from consultants and other experts on the global capital markets and industrial environment, and receives periodic updates from individual businesses at other regularly scheduled Board meetings throughout the year. The Board provides insight and feedback to senior management, and, if necessary, challenges management on the Company’s strategic direction. The Board also monitors and evaluates, with the assistance of the Chief Executive Officer, the Company’s strategic results, and approves all material capital allocation decisions.

The Board and management are committed to optimizing the allocation of capital resources for future growth. Management regularly evaluates the Company’s portfolio of businesses and potential corporate development opportunities with the input and collaboration of the Board. The Board regularly reviews and assesses the value proposition and risks of any proposed acquisition, as well as whether our existing business segments should be expanded, curtailed, disposed of, or diversified. In addition, the Board’s Finance Committee provides oversight and focuses on the Company’s capital structure, including organic and inorganic investment options aligned with the Company’s strategies. Accordingly, acquisitions and divestitures are part of our ongoing strategy assessment and execution to maximize long-term stockholder value.

Succession Planning

The Board of Directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the effective succession of the Company’s Chief Executive Officer and the other senior members of the Company’s senior leadership team. This responsibility is reflected in the Company’s Corporate Governance Guidelines, which provide for an annual review of CEO succession planning and management development. The Board oversees the succession planning process by reviewing and evaluating candidates for successor to the Chief Executive Officer and to assure that senior management has established and maintains a succession planning process for senior executive positions other than the Chief Executive Officer.

In furtherance of the foregoing, the Company’s Chief Executive Officer provides an annual succession planning report to the Board of Directors, which summarizes the overall composition of the Company’s senior leadership team, including their professional qualifications, tenure, and work experience. The report also identifies internal members of the senior leadership team who are viewed as potential successors to the Chief Executive Officer. Succession planning is also regularly discussed in executive sessions of the Board of Directors. The Company’s directors become familiar with internal potential successors for key leadership positions through various

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means, including the annual succession planning report and Board of Directors and committee meetings, and less formal interactions throughout the course of the year.

Additionally, the Board of Directors, with support and recommendations from the Committee on Directors and Governance, oversees the succession of its members. To this end, at least once a year, in connection with the annual director nomination and re-nomination process, the Committee on Directors and Governance evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives and the potential applicability of the Company’s mandatory retirement policy for directors (which is set forth in the Company’s Corporate Governance Guidelines). As part of that evaluation, the Committee on Directors and Governance also identifies areas of overall strength and weakness with respect to its composition and considers whether the Board of Directors as a whole possesses core competencies in the areas of accounting and finance, management experience with mergers and acquisitions, risk management, industry knowledge, knowledge of technology and cyber-security, marketing, digital marketing and social media, international markets, strategic vision, compensation, and corporate governance, among others.

Director Onboarding and Education

All new Directors participate in the Company’s director onboarding program. The onboarding process includes in-person or virtual meetings with senior leaders to familiarize new directors with the Company’s strategic vision, values and culture; operational and financial reporting structure; and legal, compliance, and governance framework.

It is important for directors to stay current and informed on developments in corporate governance best practices to effectively discharge their duties, as well as be exposed to information regarding conditions in the end markets where the Company operates to increase the Directors understanding of the Company’s risks and opportunities. The Company provides its Directors updates from both internal and outside industry experts on corporate governance trends and developments as well as in the Company’s end markets and other issues of importance to the Company at regularly scheduled board and committee meetings. The Board also encourages all Directors to participate in continuing director education programs, either individually or together with other Committee members. The Directors are reimbursed for their expenses for such programs.

Stockholder Nominations for Directors

Stockholder Nominations. The Committee on Directors and Governance will consider stockholder nominations for Director nominees. A stockholder desiring the committee to consider his or her Director nominations should deliver a written submission in accordance with the Company’s By-laws to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. Such submission must include:

(1)       the name and address of such stockholder,

(2)       the name of such nominee,

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(3)       the nominee’s written consent to serve if elected,

(4)       documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company, including the number of shares of stock owned,

(5)       a representation (i) that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and whether he or she intends to appear in person or by proxy at the meeting, and (ii) whether the stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee,

(6)       a description of any derivative instruments the stockholder owns for which the Company’s shares are the underlying security or any other direct or indirect opportunity the stockholder has to profit from any increase or decrease in the value of the Company’s stock,

(7)       a description of the extent to which the stockholder has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss to or manage or share risk or benefit of changes in the value or price of share of stock of the Company for, or to increase or decrease the voting power or economic interest of, such stockholder with respect to any shares of stock of the Company,

(8)       a description of any proxy, contract, arrangement, understanding, or relationship under which the stockholder has a right to vote any of the shares of stock of the Company or influence the voting over any such shares,

(9)       a description of any rights to dividends on the shares of stock of the Company the stockholder has that are separated or separable from the underlying shares of stock of the Company,

(10)     a description of any performance-related fees (other than asset-based fee) the stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or related derivative instruments,

(11)     to the extent known, the name and address of any other stockholder(s) supporting the nomination on the date of the stockholder’s submission of the nomination to the Committee on Directors and Governance,

(12)     any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, and

(13)     a description of all direct and indirect compensation, and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships between such nominating stockholder or beneficial owner, if any, on the one hand, and the nominee and his or her respective affiliates or associates, or others acting in concert therewith, on the other hand.

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In addition, such submission must be accompanied by a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made. Further, the nominee must also provide a written representation and agreement that such nominee (i) is not and will not become party to (x) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that has not been disclosed to the Company, or (y) any agreement, arrangement, or understanding as to how such prospective nominee will act or vote on any issue or question that could limit or interfere with such nominee’s ability to comply with such nominee’s fiduciary duties, (ii) is not and will not become party to any agreement, arrangement, or understanding with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, that has not been disclosed to the Company, and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company. The Committee may require additional information from the nominee to perform its evaluation.

Board Diversity

The Committee on Directors and Governance also considers candidates for Board membership as recommended by Directors or executive management. The Committee on Directors and Governance uses the same criteria to evaluate all candidates for Board membership, whether recommended by Directors, executive management, or stockholders. As it deems necessary, the Committee on Directors and Governance may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In its assessment of each potential nominee, the Committee on Directors and Governance takes into account the skills and characteristics that the Board seeks in its members as well as consideration of the diversity of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, education, experience, cultural background, including ethnicity, national origin, gender, sexual orientation, and age, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. The Committee on Directors and Governance seeks candidates with the highest professional and personal ethics and values and who will operate in accordance with the Company’s Code of Conduct. The Committee on Directors and Governance also assesses a candidate’s ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties. Director nominees should possess the following experience, attributes, and characteristics:

Experience (in one or more of the following):

•	High level leadership experience;
•	Specialized expertise in the industries in which the Company competes;
•	Financial expertise;
•	Breadth of knowledge about issues affecting the Company;
•	Ability and willingness to contribute special competencies to Board activities; and
•	Expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained.
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Personal attributes and characteristics:

•	Personal integrity;
•	Loyalty to the Company and concern for its success and welfare, and willingness to apply sound independent business judgment;
•	Awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image; and
•	Willingness to assume fiduciary responsibilities.

Although the Committee on Directors and Governance does not have a formal written policy with regard to considering diversity in identifying nominees for directors, it does believe that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. Diversity considerations for a director nominee may vary at any time according to the particular areas of expertise being sought as a complement to the existing Board composition.

The Committee on Directors and Governance annually evaluates the performance of the Board, each of the committees, and each of the members of the Board. It also reviews the size of the Board and whether it would be beneficial to add additional members and/or any new skills or expertise, taking into account the overall operating efficiency of the Board and its committees. If the Board has a vacancy, or if the Committee determines that it would be beneficial to add an additional member, the Committee will take into account the factors identified above and all other factors, which the Committee in its best judgment deems relevant at such time. In this process, the Committee on Directors and Governance will consider potential candidates proposed by other members of the Board, by executive management or by stockholders.

Once an individual has been identified by the Committee on Directors and Governance as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the individual to assess whether the individual should be considered further. Generally, if the individual expresses a willingness to be considered and to serve on the Board, and the Committee believes that the individual has the potential to be a good candidate, the Committee would seek to gather information from or about the individual, review the individual’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the individual. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other individuals that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a prospective candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Stockholder Engagement

The Company approaches stockholder engagement as an integrated, year-round process involving senior management and the investor relations team. The Company welcomes the opportunity to openly engage with its stockholders regarding its performance and strategy, and to

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obtain insights and feedback on matters of mutual interest. The Board’s and senior management’s commitment to understanding the interests and perspectives of stockholders is a key component of the stockholder engagement strategy. The Board and senior management are committed to acting according to the best interests of the Company and its stockholders.

The Company engages with stockholders throughout the year to:

•	Provide visibility and transparency into the Company’s business, including senior management’s perspectives on the financial and operational performance, as well as key trends impacting its end markets and other industry developments;
•	Discuss and seek feedback on the Company’s communications and disclosures; issues that are important to stockholders; hear stockholder expectations for the Company; and share the Company’s views;
•	Discuss and seek feedback on the Company’s executive compensation and corporate governance policies and practices; and
•	Convey feedback on critical conversations and issues back to senior management and the Board to enhance future disclosure and decision-making.

Throughout the year, the Company meets with research analysts and institutional investors to inform and share the Company’s perspective on its financial and operational performance through its participation in investor conferences, non-conference roadshows, investor days and other formal events where the Company conducts group and one-on-one meetings. The Company also engages with governance representatives of its major stockholders, through conference calls that occur during and outside of the proxy season.

During 2021, the Company virtually conducted meetings and calls with its top 50 institutional investors representing approximately 39% of the Company’s outstanding stock, resulting in substantive engagements with investors holding a significant portion of the Company’s outstanding stock, in addition to conducting meetings with prospective stockholders. In addition, the Company conducted more than 110 meetings with institutional investors and prospects through industry conferences and non-conference events, executed a successful investor day event with virtual attendance by more than 100 members of the investment community, and conducted more than 100 separate conversations by phone. Among the many topics discussed during this ordinary course engagement were the Company’s business, new Pivot to Growth strategy, financial condition, governance, capital allocation preferences and other topics of interest to stockholders and prospective stockholders.

The comments, questions and suggestions offered by the Company’s investors were shared with, and discussed by, the full Board, and their perspectives will inform the Board’s decision-making in 2022 and beyond.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with

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accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements and the Company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee may be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

As more fully described in its charter, the Audit Committee is responsible for, among other items, overseeing the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the qualifications and performance of the internal audit function and internal auditors, and the annual independent audit of the Company’s financial statements by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for fiscal year 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, as well as the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In addition, the Audit Committee reviewed with management, Deloitte & Touche LLP, and the Company’s Director of Internal Audit, the overall audit scope and plans, the results of internal and external audits, evaluations by management and Deloitte & Touche LLP of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services (including non-audit services) that might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required under Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence) from Deloitte & Touche LLP. Based on the forgoing, the Audit Committee concluded that Deloitte &

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Touche LLP is independent from the Company and its management. The Audit Committee schedules separate private sessions, during its regularly scheduled meetings, with Deloitte & Touche LLP and the Company’s Director of Internal Audit, at which candid discussions regarding financial management, accounting, auditing and internal control issues takes place. Deloitte & Touche LLP is also encouraged to discuss any other matters they desire with the Audit Committee, the Director of Internal Audit, and/or the full Board of Directors.

The opinions of Deloitte & Touche LLP are filed separately in the 2021 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and footnotes be included in the Company’s Annual Report on Form 10- K for the year ended December 31, 2021, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert J. Rivet, Chairperson S. Marce Fuller Glenda J. Minor John B. Nathman
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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) details the Executive Compensation Committee’s (“Committee”) decisions regarding the compensation programs and practices as they relate to the Company’s Named Executive Officers (“NEOs”). These individuals are identified below along with their offices held during fiscal year 2021:

•	David C. Adams, Executive Chairman
•	Lynn M. Bamford, President and Chief Executive Officer(a)
•	Kevin M. Rayment, Vice President and Chief Operating Officer(b)
•	Paul J. Ferdenzi, Vice President, General Counsel, and Corporate Secretary
•	K. Christopher Farkas, Vice President and Chief Financial Officer

(a)	Ms. Bamford was promoted to President and Chief Executive Officer effective January 1, 2021.
(b)	Mr. Rayment was promoted to Vice President and Chief Operating Officer effective April 1, 2021.

2021 Company Financial Performance

The Company strives to attain top quartile performance compared with its peer group (as later defined in this CD&A), by concentrating on:

•	Leveraging the critical mass and the powerful suite of capabilities it built over the past decade;
•	Driving operational excellence to improve key financial metrics such as (1) for 2021 (a) short-term financial metrics, including (i) operating income, (ii) operating margin, and (iii) working capital as a percentage of sales, and (b) long-term financial metrics, including (iv) total sales growth and (v) return on invested capital (ROIC), and (2) for 2022 (a) short-term financial metrics, including (i) operating income, (ii) organic sales growth, and (iii) working capital as a percentage of sales, and (b) long-term financial metrics, including (iv) total sales growth and (v) earnings per share; and
•	Exercising financial discipline to drive higher free cash flow.

The Company also maintains a disciplined and balanced capital allocation strategy – all part of the Company’s effort to improve competitiveness over the long term and generate stronger returns for stockholders.

Overall, the Company faced a difficult business environment during fiscal 2021, particularly with the ongoing disruption from the COVID-19 pandemic, as well as additional headwinds throughout the year relating primarily to lower customer demand, supply chain delivery disruptions, workforce availability issues, and inflationary pressures. The Company continued to take steps to mitigate the impact of the pandemic on our fiscal 2021 financial performance, including effective cost control measures and strong working capital management. Despite these challenges, the Company performed very well in fiscal 2021, with strong increases in sales, profitability, and operating income. As a result, the Company was near or well above target against its annual performance metrics under the annual incentive plan, which resulted in bonus payments for the NEOs under the annual incentive program at above-target level, based on the attainment of challenging performance-based targets. However, under the long-term incentive plan, the Company was at or below threshold against its performance targets over the past three-year

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performance period (2019-2021), as average total sales growth and return on invested capital over the performance period was pressured due primarily to the significant disruption from the COVID-19 pandemic and its detrimental impact to both our commercial aerospace and general industrial end markets. As a result, cash-based performance units payouts for the 2019-2021 performance period was significantly below target level and TSR was less than the 50th percentile of our peer group.

In 2021, the Company’s three-year total shareholder return (TSR) ranked ninth or the 43rd percentile among the Company’s 14 - company peer group set forth on page [●] of this Proxy Statement. TSR is the change in our Common Stock share price plus dividends from the beginning of the measurement period to the end (three years, 1/1/2019 to 12/31/2021). The Company’s 2021 financial performance for executive compensation included:

•	Adjusted operating income was $420 million.
•	Adjusted operating margin was 17.0%.
•	Working capital as a percentage of sales was 23.0%.

The Company’s financial performance includes adjustments referenced in the Company’s fourth quarter 2021 earnings release furnished to the SEC on February 24, 2022.

The following charts illustrate how the Company compares against the peer group set forth on page [●] of this Proxy Statement measuring one and three-year indexed TSR as of December 31, 2021. Indexed TSR means the value at the end of the 1 and 3-year measurement periods of a hypothetical $100 invested at the beginning of the periods.

One-Year Indexed TSR Curtiss-Wright vs. Peers 12/31/2020 – 12/31/2021	Three-Year Indexed TSR Curtiss-Wright vs. Peers 12/31/2018 – 12/31/2021

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2021 Incentive Payouts

As discussed in the section titled “2021 Company Financial Performance” on page [●] of this CD&A, the Committee believes incentive awards earned by the NEOs for fiscal 2021 reflect the Company’s commitment to pay for performance.

•	2021 annual incentive awards were paid at 151.9% of target for the NEO’s with incentives based on Company (80%) and individual (20%) performance.
•	Cash-based performance units for the NEOs for the 2019-2021 performance period were paid at 20% of target, based on 3-year average sales growth and ROIC.
•	Performance Share Units payout for the 2019-2021 performance period was 88% of target, attributable to the Company’s relative TSR performance to its peer group.
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Compensation Practices and Policies

The Committee frequently reviews the Company’s executive compensation program to ensure it supports the Company’s compensation philosophy and objectives and continues to drive corporate performance to achieve the Company’s strategic plan. The Committee continues to implement and maintain best practices for executive compensation. Listed below are some of the best practices the Company follows for all participants of the incentive plans and the practices that the Company does not include in its program:

What Curtiss-Wright Does	What Curtiss-Wright Doesn’t Do
• Aligns pay and performance using measures of financial and operating performance including use of relative TSR	• No NEO employment agreements • Does not engage in executive compensation practices that encourage excessive risk

•    Balances short-term and long-term incentives using multiple performance measures that focus on profitable top line growth

•    Places maximum caps on incentive payouts consistent with market competitive practice

•    Establishes rigorous stock ownerships guidelines for NEOs and Board members including a 50% mandatory hold on net shares until ownership guidelines are met for NEOs

•    Includes a claw back policy on all incentive compensation

•    Uses an independent external compensation consultant to review and advise on executive compensation

•    Uses double trigger Change in Control Agreements for equity vesting under the Corporation’s Long- Term Incentive Plan

•    No short sales, hedging, or pledging of Curtiss- Wright stock

•    No reloading, re-pricing or backdating stock options

•    No tax gross-ups on change-in-control benefits for executives hired or promoted after January 2008

•    No dividends on unvested or unearned performance units/shares

•    No excessive perquisites

•    No excessive severance and/or change in control provisions

Consideration of Say on Pay Results

The Company provides its stockholders an annual advisory vote to approve its executive compensation program under Section 14A of the Exchange Act. At the 2021 Annual Meeting of stockholders, 96% of shares voted were in favor of the Company’s executive pay programs (commonly known as Say on Pay).

Stockholder input is important to the Committee. The Company regularly solicits input from its major stockholders on the Company’s executive compensation programs. The Company received overall positive feedback regarding the core structure and elements of its executive

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compensation program. The Company’s investors also were satisfied with the performance of the Company.

The Committee evaluated these results, considered stockholder feedback received by the Company, and took into account many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A. The Committee also assessed the interaction of our compensation programs with our business objectives, input from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), and review of peer data, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in the best interests of the Company. While each of these factors bore on the Committee’s decisions regarding our NEOs’ compensation, the Committee did not make any material changes to our 2021 executive compensation program and policies as the Committee believes that the 2021 voting results as well as investor feedback indicate stockholders’ approval of the NEO’s compensation levels, objectives, program design, and rationale.

Overview of the 2021 Executive Compensation Program

Compensation Philosophy

The Company’s overall compensation philosophy for all participants and objectives will support and enable:

•	Curtiss-Wright’s vision of achieving top quartile performance compared to its peer group

•	Pay outcomes aligned company performance with shareholder interests by targeting NEO total direct compensation opportunities at market median, which provides the opportunity for above median pay for above median performance and below median pay for below median performance

•	Incentive Metrics and Targets dictated by the Company’s strategic goals that are:

-	Evaluated annually based on financial performance and outlook

-	Modified in terms of weighting and mix as Curtiss-Wright’s performance advances towards or enters the top quartile

-	Reviewed and assessed as business conditions change with exceptions possible when aligned with strategic purposes

•	Long-Term Incentives (LTI) including equity as a key component thereby aligning 70% of NEO’s LTI grant value with shareholder interests through 3-year performance-based vehicles

•	Compensation to be a tool for key employee retention and talent development
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Compensation mix

To reinforce the Company’s pay for performance philosophy, nearly two-thirds of targeted total direct compensation for the CEO and greater than one-half for each NEO and all other participants of the incentive plans is contingent upon performance and, therefore, fluctuates with the Company’s financial results and share price. The Committee targets total direct compensation opportunities for the general participant group on average to the 50th percentile (median) of the Company’s relevant market and peer data with actual upside and downside pay tied to corresponding performance.

2021 Target Compensation Mix and “Pay at Risk”

Performance-based compensation includes: annual incentives, equity-based performance share units, and cash-based performance units, which account for approximately 62% of the CEO’s total target compensation and on average 65% of the total target compensation for the remaining NEO’s and all other participants in the incentive compensation plans.

Chief Executive Officer	Other Named Executive Officers

Mr. Adams, included in the “Other Named Executive Officers” chart above, participated in the Company’s long-term incentive compensation plan in 2021 at a significantly reduced level given the change in his role (his resignation as Chief Executive Officer on January 1, 2021), but was not granted time-based restricted stock units and instead only received performance-based LTI. This had the effect of causing the percentage of “Performance-Based” compensation of the “Other Named Executive Officers” in the chart above to exceed the percentage of “Performance-Based” compensation of the CEO.

The acronyms PSUs, PUs, and RSUs in the above pie charts mean equity-based performance share units, cash-based performance units, and time-based restricted stock units, respectively, each of which is discussed more fully later in this CDA.

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Competitive market data and peer group data

The Committee analyzed competitive market data from two sources:

1.	Peer group; and
2.	Survey data

The Committee utilizes both peer group and industry data when evaluating NEO compensation levels. The peer group data is representative of competitors with similar product lines, markets / industries and relative revenue size. Peer group performance therefore is a key relative measure for the Company’s annual incentive plan and performance-based long-term incentive plan metrics. The Committee, with guidance from FW Cook and Management, reviewed but did not change the peer group used for competitive market assessments in late 2020, which informed 2021 pay decisions. The final 2021 peer group approved by the Committee consists of the following 16 companies:

• AAR Corp. • Aerojet Rocketdyne • Crane Co. • Cubic Corporation* • EnPro Industries, Inc. • FLIR Systems, Inc.* • Hexcel Corp. • IDEX Corporation	• ITT Corp • Kaman Corporation • Moog Inc. • Spirit AeroSystems Holdings Inc. • Teledyne Technologies Inc. • Transdigm Group Inc. • Triumph Group, Inc. • Woodward, Inc.

*	Cubic Corporation and FLIR Systems, Inc. were both acquired in May 2021 and are no longer in the peer group.

The Committee, with guidance from FW Cook and Management, adjusted the peer group used for competitive market assessments in late 2021, which will inform 2022 pay decisions. Specifically, Cubic Corporation, EnPro Industries, FLIR Systems, Inc., IDEX Corporation, Kaman Corporation, and Spirit AeroSystems were removed from the peer comparator group. Cubic and FLIR Systems were removed because they were acquired and are no longer publicly traded. Kaman was removed because its recent business divestitures significantly reduced its size and Kaman no longer fits within the revenue and market capitalization range used by the Committee to select peer group companies. Finally, EnPro, IDEX, and Spirit AeroSystems were removed because they have minimal or no exposure to the defense industry. Ametek, Barnes Group, BWX Technologies, Huntington Ingalls Industries, Kratos Defense & Security Solutions, Maxar Technologies, Mercury Systems, and Parsons Corporation were added to the peer group comparator for 2022 because (i) they are in similar industries as the Company, (ii) fit within the revenue and market capitalization ranges used to identify other peers, and (iii) serve the aerospace and defense and/or other industrial markets. The final 2022 peer group approved by the Committee consists of the following 18 companies:

• AAR Corp. • Aerojet Rocketdyne	• Kratos Defense & Security Solutions Inc. • Maxar Technologies Inc.
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• Ametek, Inc. • Barnes Group Inc. • BWX Technologies, Inc. • Crane Co. • Hexcel Corp. • Huntington Ingalls Industries Inc. • ITT Inc.	• Mercury Systems Inc. • Moog Inc. • Parsons Corporation • Teledyne Technologies Inc. • TransDigm Group Inc. • Triumph Group Inc. • Woodward Inc.

While the Committee reviews both peer group data and nationally recognized survey data from third party sources, the Committee primarily relies on peer group data for the CEO and CFO, while placing more focus on nationally recognized executive survey data from third party sources for the other NEOs. The Committee believes that due to the smaller number of peer matches and more robust sample size of the surveys, the latter provides more robust and reliable compensation data for roles other than the CEO and CFO.

Roles in determining 2021 Executive Compensation

Summarized in the table below are roles and responsibilities for executive compensation:

Groups Involved	Roles and Responsibilities
Executive Compensation Committee

•    Determines the compensation levels for all participants including the executive officers annually

•    Oversees the administration of the Company’s incentive compensation programs and executive officer salaries.

•    Reviews competitiveness and business fit of overall incentive compensation plans, philosophy and policies

•    Oversees cost and design of the Company’s retirement plans and recommends changes to the full Board

•    Selects, oversees, and directs the activities of the external executive compensation consultant and ensures the independence of such consultant

•    Reviews and evaluates compensation plans and arrangements to assess whether they could encourage undue risk taking

•    Reviews and approves the personal and financial annual and long term goals and objectives for the executive officers and the Company, evaluates the executive officers and the Company’s performance in light of those goals and objectives, and determines and approves all annual

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Groups Involved	Roles and Responsibilities
and long-term incentive compensation of the executive officers based on this evaluation
Board Members	• Oversee design and cost changes to the retirement plans
Independent Committee Consultant

•    Provides advice on officer and board of directors compensation matters

•    Provides information on competitive market trends in general executive compensation as it impacts officers

•    Provides proposals for officer compensation programs, program design, including measures, goal-setting, and pay and performance alignment and other topics as the Committee deems appropriate

•    Is directly accountable to the Committee, which has sole authority to engage, dismiss, and approve the terms of engagement of the compensation consultant

CEO

•    Evaluates performance of the executive officers other than her own

•    Makes recommendations to the Committee regarding base salary, annual incentive compensation targets, long-term cash incentive compensation targets, and long-term equity compensation for the executive officers other than herself as well as all other participants in the Company’s incentive plans

Other Executives: CFO, GC

•    Makes recommendations to the CEO and Committee regarding officer annual and long-term incentive plan design and performance metrics

•    Provides officer compensation analysis in collaboration with the Committee’s independent consultant

•    Provides information and recommendations regarding board of director pay with oversight by the Committee’s independent consultant and the Committee on Directors and Governance

During 2021, FW Cook did not provide services to the Company other than services provided to the Committee as an independent advisor on executive and non-employee director compensation matters. The Committee assessed the independence of FW Cook in accordance with applicable rules of the New York Stock Exchange and the Securities and Exchange Commission regarding independence of advisors to compensation committees. As part of this assessment, the Committee reviewed, among others, the independence and conflict of interest policies of FW Cook

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as well as FW Cook’s relationship with the Company and the members of the Committee. Based on this review and assessment, it is the Committee and the Company’s belief that the services provided by FW Cook were independent and free from any conflict of interest.

2021 Compensation Components

The table below summarizes each of the Company’s 2021 compensation components and its role in the Company’s compensation program.

Compensation Component	Role in the Executive Compensation Program
Base Salary	• Provides fixed compensation based on responsibility level, position held, job duties performance, years of experience in the position, and market value
Annual Incentive Compensation	• Motivates and rewards achieving annual financial and operational business objectives that are linked to the Company’s overall short-term business strategy
Long-Term Incentive Program

•    Motivates participants to achieve longer-term financial goals that drive shareholder value through three components:

1.   Performance-based restricted stock units (metric = relative TSR against S&P MidCap 400 – 40% weighted (provided to certain senior level executives)

2.   Cash-based performance units (metrics = sales growth and adjusted EPS) – 30% weighted (provided to all participants), and

3.   Time-based restricted stock units (provided to all participants)– 30% weighted

•    Promotes stock ownership and aligns incentive awards with stockholder interests

•    Rewards achievement of longer-term (three year) business objectives that are linked to the Company’s overall longer-term business strategy and total return to stockholders; whereas the time-based restricted stock unit award encourages retention

Employee Stock Purchase Plan	• Allows substantially all full-time employees the ability to set aside money to purchase stock of the Company • Promotes stock ownership and aligns employees with stockholder interests
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Executive Deferred Compensation Plan	• Permits deferral of compensation in excess of 401(k) statutory limits for tax advantaged savings • Provides officers and other executives with a savings opportunity comparable to other employees
Traditional Defined Benefit Pension Plan

•    Promotes the long-term retention and financial health of employees to remain competitive with industry peers

•    Provides a defined benefit taking into consideration years of service, age and compensation

Note: The Company’s traditional defined benefit pension plan is closed to new entrants. It will cease to provide accruals to existing participants at the end of 2028.

Restoration (Pension and Savings) Plans

•    Provides competitive retirement benefit

•    Promotes long-term retention of key executives by providing an increasing value tied directly to length of service

Note: The Company’s traditional pension plan is closed to new entrants. It will cease to provide accruals to existing participants at the end of 2028.

401(k) Plan

•    Provides all regular domestic employees (full-time and part-time) with the ability to set aside compensation on a pre-tax basis subject to IRS guidelines for investment in various investment vehicles under the plan

•    Provides added retirement benefit by way of a competitive matching contribution to those employees not participating in the Company’s traditional pension plan

Limited Executive Perquisites	• Provides a competitive level, business-related benefit to the Company and assists with key aspects of employment: health and financial wellness
Post-Employment Agreements	• Delivers temporary income following an NEO’s involuntary termination of employment. In the case of change in control, provides continuity of management.
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2021 Compensation Decisions and the Basis for Decisions

Base Salary

Base salary is intended to compensate employees, including our NEOs, for performance of core job responsibilities and duties. Base salary drives other pay components in that it is used to determine target values for annual incentive compensation, long-term incentive compensation, retirement benefit calculations, severance protection, and change-in-control benefits.

The Committee determines and approves NEO salaries annually that reflect the value of the position measured by competitive market data, the NEOs’ individual performance, and the individual’s longer-term intrinsic value to the Company.

For 2021, the NEO’s base salaries were increased as shown in the table below:

NEO	2020 Base Salary	2021 Base Salary	% difference
Mr. Adams	$1,050,000	$1,050,000	0.0%
Ms. Bamford*	N/A	$850,000	N/A
Mr. Rayment*	N/A	$550,000	N/A
Mr. Ferdenzi	$485,000	$500,000	3.1%
Mr. Farkas	$475,000	$500,000	5.3%

*	Ms. Bamford and Mr. Rayment were not NEOs in 2020.

Annual Incentive Compensation

For 2021, the NEOs participated in the Curtiss-Wright Incentive Compensation Plan, as amended (“ICP”), which is a broad-based management incentive plan that was approved by the Company’s stockholders in May 2011.

The Company believes that an important portion of the overall cash compensation for all participants in the incentive programs should be contingent upon the successful achievement of certain annual corporate financial and individual goals and objectives that contribute to enhanced shareholder value over time. Accordingly, 80% of each participant’s annual incentive target is tied to financial performance, while the remaining 20% is tied to significant individual goals and objectives.

Similar to the process described above to determine annual base salaries, the Committee annually establishes a target bonus opportunity for each NEO. For 2021, each NEO had the following target bonus opportunity:

NEO	2021 Target Bonus (% of Base Salary)
Mr. Adams	110%
Ms. Bamford	100%
Mr. Rayment	75%
Mr. Ferdenzi	65%
Mr. Farkas	70%
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For the 2021 ICP, the Committee, in consultation with Management and FW Cook selected three financial measures and key individual performance-based objectives for all NEOs as summarized in the table below, which includes respective weightings and rationale for each measure:

Goal	Weighting	Rationale
Corporate Operating Income; “OI”(a)	30%

•    Requires management to increase profitability

•    Is easily understood, measurable, and reflects management’s performance

•    Is a key driver of Company business strategy

•    Is correlated with the Company’s TSR

Operating Margin; “OM” (a)	20%

•    Requires management to achieve profitability goals through effective margins

•    Is easily understood, measurable, and reflects management performance

•    Is a key driver of overall Company success and TSR

Working Capital; “WC”	30%

•    Requires management to reduce its working capital as a percentage of sales

•    Free cash flow enhances shareholder value by allowing Curtiss-Wright for example, to pursue acquisitions, pay dividends, and buy back stock

Individual Objectives	20%

•    Requires a portion of the annual incentive to be based on performance objectives for which each executive is directly responsible

•    Allows for differentiation of awards based on individual contributions

•    Supports leadership development and succession planning

(a)	Adjusted metric.

ICP Formula

Payout = (30% of Target x OI Performance Rating) + (20% of Target x OM Rating) + (30% of Target x WC Rating) + (20% of Target x Individual Rating)

Any adjustments are reviewed by FW Cook, approved by the Committee, and audited by our internal audit staff. These adjustments ensure that Management makes decisions based on the best interests of the Company and stockholders. In 2021, the Committee made no adjustments to the financial performance results of the Company other than those that were reflected in the Company’s year-end financial press released furnished to the SEC on February 24, 2022.

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Goal Setting Process

Annual ICP financial performance goals are developed through a rigorous goal setting process to test the validity of the Company’s performance objectives. In reviewing and setting performance targets, the Committee considers the Company’s five- year strategic plan, annual budget, the Company’s compensation structure, historical and forecasted performance for the Company and its peer group, analyst estimates of prospective performance of the Company and its peer group, the Company’s cost of capital, and industry headwinds and significant uncertainty in the macro-economic environment, including the ongoing COVID-19 pandemic. Individual goals are developed independently between the respective NEO and the CEO. Individual’s goals of the CEO and each other NEO are then presented along with their rationale to the Committee for consideration and approval. All goals are tied to strategic business needs for the coming year and are pushed down through the organization to align all incentive pay participants with Company goals and objectives. The Committee believes that this approach provides consistency and continuity in the execution of the Company’s short-term goals as well as a strategic tie to the accomplishment of the Company’s long-term objectives.

The goals set by the Committee are designed to provide correlating pay for performance while targeting to the 50th percentile. For pay above the 50th percentile, there must be a corresponding level of performance.

2021 Annual Incentive Compensation (ICP) Payout

No incentive is paid if performance falls below threshold, and payouts are capped and may not exceed 200% of target. For 2021, the range of OI ($) performance was:

OI Range of Performance	Corporate
Threshold	$373,550,000
Target	$410,494,000
Maximum	$430,198,000

For 2021, the range of OM performance was:

OM (%) Range of Performance	Corporate
Threshold	15.1%
Target	16.6%
Maximum	17.1%

For 2021, the range of WC (% of Sales) performance was:

WC Range of Performance	Corporate
Threshold	26.5%
Target	23.0%
Maximum	19.6%

Individual objectives are generally measurable and weighted based on their relative importance to the goals of the business unit and the overall success of the Company. Individual

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objectives can be quantitative or more subjective as long as they support operational success and reflect management’s strategy. The Committee reviews each NEO’s individual performance. The CEO provides a rating between 1 (one) and 5 (five) for each of the NEOs’ objectives other than herself. A performance rating of 3 (three) equates to 100% of target achievement; a 5 (five) represents 200% of target, or maximum achievement; and a 2 (two) represents 50% of target, or threshold achievement. A participant does not receive an award under the individual component of the ICP for a rating of less than two. Each objective is multiplied by its weighting and then totaled for an overall rating. The overall rating is then multiplied against 20% of the NEO’s ICP target award to derive a payout.

In order to assess the NEOs’ individual performance, the Committee is generally provided with detailed supporting documentation. In awarding a rating to each NEO, the Committee analyzes this supporting justification, and takes into account the Company’s overall performance and the assessment of the Chief Executive Officer.

Based on the individual assessment scorecards described above and considering the significant efforts and contribution that they each put forth and leadership qualities that they exemplified to deliver the Company’s strong financial performance in light of the impacts of the COVID-19 pandemic on the Company’s business as well as the general economic environment, the Committee determined that all NEOs achieved an individual rating of 5 (five).

The following table details the 2021 ICP payout to each NEO based on actual financial results for the Company versus target and each NEO’s 2021 individual performance rating. Payouts are based on base salary rate for portions of the year due to any mid-year base salary increases as discussed above. With regard to the financial payout for the Company, the Company generally met or exceeded its financial targets, which resulted in the payouts in the table below.

In no event may ICP awards for participants be increased on a discretionary basis; however, the Committee does have the discretion to decrease the amount of any award paid to any participant under the ICP. For 2021, the Committee did not exercise any downward discretion.

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NEO	Target % of Base Salary	Goal	Weight	Actual Result	2021 ICP Payout as % of Target	2021 ICP Target ($)	2021 ICP Payout ($)
Mr. Adams	110%	Individual Portion	20%	5.0	200%	$231,000	$462,000
		OI Portion	30%	$420M	150%	$346,500	$519,750
		OM Portion	20%	17.0%	186%	$231,000	$429,660
		WC Portion	30%	23.0%	99%	$346,500	$343,035
		Total Payout					$1,754,445
Ms. Bamford	100%	Individual Portion	20%	5.0	200%	$170,000	$340,000
		OI Portion	30%	$420M	150%	$255,000	$382,500
		OM Portion	20%	17.0%	186%	$170,000	$316,200
		WC Portion	30%	23.0%	99%	$255,000	$252,450
		Total Payout					$1,291,150
Mr. Rayment	75%	Individual Portion	20%	5.0	200%	$82,500	$165,000
		OI Portion	30%	$420M	150%	$123,750	$185,625
		OM Portion	20%	17.0%	186%	$82,500	$153,450
		WC Portion	30%	23.0%	99%	$123,750	$122,513
		Total Payout					$626,588
Mr. Ferdenzi	65%	Individual Portion	20%	5.0	200%	$65,000	$130,000
		OI Portion	30%	$420M	150%	$97,500	$146,250
		OM Portion	20%	17.0%	186%	$65,000	$120,900
		WC Portion	30%	23.0%	99%	$97,500	$96,525
		Total Payout					$493,675
Mr. Farkas	70%	Individual Portion	20%	5.0	200%	$70,000	$140,000
		OI Portion	30%	$420M	150%	$105,000	$157,500
		OM Portion	20%	17.0%	186%	$70,000	$130,200
		WC Portion	30%	23.0%	99%	$105,000	$103,950
		Total Payout					$531,650
		Aggregate Payout					$4,697,508

Key Changes to the Annual Incentive Compensation Design for 2022

To reinforce the Company’s strategy of focusing on sales growth, the operating margin measure has been changed to organic sales growth (weighted 20%). There were no other changes made to the ICP metrics and weightings for 2022. They will be working capital as a percent of sales (30%), operating income (30%), organic sales growth (20%), and individual goals (20%).

Long-Term Incentive Program

The Company’s long-term incentive plan (“LTIP”) is designed to ensure its executive officers and key management employees are focused on longer-term stockholder value creation through incentive compensation that rewards for longer-term (i.e., three years or more) performance.

In determining the 2021 LTIP grants, the Committee considered the following factors:

•	Continued focus on creating stockholder value to align executive compensation and stockholder outcomes
•	Targeting executives’ pay opportunities competitively with the market median
•	Rewarding each individual for his or her direct contribution to revenue and profitability of the business Listed below are the 2021 target LTIP values for the NEOs:
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NEO	2021 LTIP Value as % of Base Salary
Mr. Adams(a)	200%
Ms. Bamford	275%
Mr. Rayment	200%
Mr. Ferdenzi	155%
Mr. Farkas	150%

(a)	Mr. Adams participated in the Company’s long-term incentive compensation plan in 2021 at a significantly reduced level given the change in his role (his resignation as Chief Executive Officer on January 1, 2021) but was not granted time-based restricted stock units and instead only received performance-based LTI.

If the NEOs drive Company performance that achieves target levels, payouts will result in values that approximate market median LTIP payments.

2021 Long-Term Incentive Compensation

The Committee believes the award mix summarized in the table below provides the proper amount of leverage in the LTIP program. The LTIP components will balance the multiple interests of 1) significant pay at risk, 2) stockholder interests, 3) retention, and 4) internal and external performance goals. The three components chosen will each accomplish a different “mission” in terms of incenting NEO performance.

Long-Term Incentive Component (Weight)	Performance Condition/Vesting Schedule	Objective of Design
PSUs (40%)	• Three-year relative TSR against the peer group	• Aligns pay with relative TSR • Aligns NEOs’ with shareholders’ interests

PUs (30%)	• Three-year average total sales growth (weighted 60%) and adjusted EPS (weighted 40%) against objectives	• Focus on internal goals linked to long-term business strategy • Use of cash to mitigate dilution and burn rate concerns • Aligns NEOs’ with shareholders’ interests

RSUs (30%)	• Cliff vest 100% on the third anniversary of the date of grant	• Retention • Stock ownership • Strengthens alignment with shareholders
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Performance Share Units

The target number of PSUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PSUs (40% for 2021) and dividing by the closing price of our Common Stock as reported on the New York Stock Exchange on the date of the grant. Because Mr. Adams was not granted RSUs as discussed above, his PSU percentage was 50%.

The payout is determined based on the table below in relation to peer performance. New this year, the Company has capped payout at 100% if absolute TSR is negative.

	PSUs 2021-2023 Performance Period
	TSR vs. S&P MidCap 400 Rank	Payout as a % of Target(1)
Maximum	≥ 75th	200%
Target	50th	100%
Threshold	25th	25%
Below Threshold	< 25th	0%

(1)	Linear interpolation will apply for performance between disclosed payout levels.

Cash-Based Performance Units

The target number of PUs granted is calculated by multiplying the total dollar value of the LTIP grant by the percentage of LTIP grant allocated to PUs (30% for 2022). Because Mr. Adams was not granted RSUs as discussed above, his PU percentage was 50%.

The number of units vesting can range from 0% to 200% of target. Performance targets for each goal are established at the beginning of the performance period.

Restricted Stock Units

The number of RSUs granted is calculated in the same manner as target number of PSUs and cliff vest in three years.

2019-2021 Long-Term Incentive Compensation Payouts Performance Share Units

In February 2022, a PSU payout was made for the February 2019 PSU grants covering performance for 2019-2021. The payout for PSUs for the performance period 2019-2021 was an 88% payout based on achievement of relative TSR at the peer group’s 43rd percentile, which ranked ninth among peers.

Cash-Based Performance Units

In February 2022, a cash-based performance unit payout was made to Ms. Bamford and Messrs. Adams, Rayment, Ferdenzi, and Farkas based on the cash-based performance unit grants covering the 2019-2021 performance period. The 2019-2021 performance targets were based 60% on three-year average total sales growth and 40% on three-year average return on invested capital (ROIC). The Company believes that total sales growth and ROIC are long-term drivers of stockholder value. No incentive is paid if performance falls below Threshold, and payouts are capped and may not exceed 200% of target.

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•	ROIC is calculated as net operating profit after tax (excluding interest expense and other income) divided by average capital (beginning of year and end of year debt and equity)

•	Total sales growth is calculated by computing the average of the percentage increases in sales in each of the years within the performance period.

For the 2019-2021 performance period, the target range of average sales growth and ROIC performance was:

	Sales Growth (%)	ROIC (%)
Threshold	3.0	14.1
Target	5.0	15.1
Maximum	6.0	16.1

The NEO awards are listed in the Summary Compensation Table in this Proxy Statement under the heading “Non-Equity Incentive Plan Compensation” and detailed below.

The following table details results for the Company’s cash-based performance unit payouts granted in February 2019. The performance period 2019-2021 resulted in performance of 14.1% for ROIC and 0% for sales growth. This equates to a 20% payout based on ROIC performance and a 0% payout based on sales growth performance, for a total payout percentage of 20%.

NEO	Target Performance Units	Payout Percent	Performance Unit Payout
Mr. Adams	$965,250	20%	$193,050
Ms. Bamford	$226,455	20%	$45,291
Mr. Rayment	$186,000	20%	$37,200
Mr. Ferdenzi	$208,274	20%	$41,655
Mr. Farkas	$107,250	20%	$21,450

Key Changes to the 2022 LTIP Design and Grants

There were no changes made to the LTIP award mix, metrics, and weightings for 2022. LTIP grants consisted of equity-based performance share units (“PSUs”), cash-based performance units (“PUs”), and time-based restricted stock units (“RSUs”). For the 2022-2024 performance period, the relative comparison group for the PSUs has been redefined from the S&P MidCap 400 to the Company’s peer group to restore consistency between compensation benchmarking and TSR performance measurement.

Employee Stock Purchase Plan

The Company’s NEOs, along with substantially all other full time Company employees, are eligible to participate in the Curtiss-Wright Corporation Employee Stock Purchase Plan

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(“ESPP”). The purpose of the ESPP is to encourage employees of the Company and its subsidiaries to increase their ownership in our Common Stock. To achieve this purpose, the ESPP provides all participating employees with the opportunity to purchase our Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of our Common Stock or (ii) the employee has the right to purchase our Common Stock under the plan that would accrue at a rate which exceeds $25,000 in fair market value for each calendar year in which such right to purchase is outstanding. The ESPP is offered in six- month “offering periods” commencing on January 1 and ending on June 30 (or if on a weekend the preceding trading day) and commencing on July 1 and ending on December 31 (or if on a weekend the preceding trading day) of each year. At the end of each offering period, participant contributions are used to purchase a number of shares of Common Stock (subject to IRS limits), in an amount equal to 85% of the fair market value of the Common Stock on the last day of each offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

During 2021, Ms. Bamford and Messrs. Ferdenzi and Farkas participated in the ESPP, purchasing 153, 196, and 196 shares of Common Stock under the plan, respectively. These share purchases are equivalent to the maximum annual contribution limit under the plan for each participating executive.

Executive Deferred Compensation Plan

The NEOs are also eligible to participate in the Company’s non-qualified executive deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits that apply to qualified retirement plans. Each participant may defer up to 25% of their base salary; 50% of their annual performance bonus; and 50% of the cash portion of their long-term cash award. The rate of interest is determined each year according to the average rate on 30-year Treasury bonds for November of the previous calendar year, plus 2.0%. Thus, the rate fluctuates annually. The average 30-year Treasury bond rate for November 2020 was 1.94% and money in the Plan earned 3.94% for 2021. Earnings begin accruing upon deposit and are compounded daily. Earnings are posted to the participants account on the final day of each month. See “Deferred Compensation Plans” section on page [●] in this Proxy Statement. In 2021, Ms. Bamford and Mr. Ferdenzi participated in the executive deferred compensation plan. Mr. Adams has made deferrals in prior years and continues to accrue benefits under the plan.

Pension Plans

The NEOs (except Mr. Rayment1) also participate in the Curtiss-Wright Corporation Retirement Plan (the “Retirement Plan”) and the Curtiss-Wright Corporation Retirement Benefits Restoration Plan (the “Restoration Plan”). This is consistent with the Company’s philosophy that compensation should promote the long-term retention and financial health of its employees and be competitive with industry peers. The Company’s retirement plans integrate other components of

[1]	Mr. Rayment does not participate in the Retirement Plan and the Restoration Plan because he transferred from the United Kingdom to the United States after those plans were closed to new entrants.
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the Company’s executive compensation program by generally including base salary and cash incentive compensation in determining retirement plan benefits.

The Retirement Plan is a tax qualified, defined benefit plan made up of two separate benefits: (1) a traditional, final average pay (FAP) formula component (this benefit was closed to new entrants as of February 1, 2010 and has a 15-year sunset period commencing on January 1, 2014) and (2) a cash balance component (this benefit was closed to future participants and pay credits ceased as of January 1, 2014, although interest continues to accrue on accounts). Both plans are non-contributory and employees hired prior to its close participate in one or both of the benefits, including the NEOs.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five-year final average compensation in excess of social security covered compensation, plus 1% of the five-year final average compensation up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. Funds contributed to the Cash Balance portion of the Plan before it was frozen are credited to a notional cash balance account that grows with interest based on the rates each December for 30-Year Treasury Bonds.

As of January 1, 2015, no NEO had accrued any pension benefits prior to the plan merger in 1994: Mr. Adams, Ms. Bamford, Mr. Ferdenzi, and Mr. Farkas commenced their employment with the Company after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they continue to accrue a benefit under the amended Retirement Plan. The Company maintains an unfunded, non-qualified defined benefit Restoration Plan under which participants in the Retirement Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the amount that would have been payable under the Retirement Plan except for the application of such limits.

Since the Company provides a traditional final average pay benefit under the Retirement Plan to Ms. Bamford and Messrs. Adams, Ferdenzi, and Farkas, the Company did not offer any Company-source contributions to these NEO’s under the Company’s 401(k) savings Plan. Because Mr. Rayment transferred to the United States after the FAP component of the Retirement Plan was closed to new entrants, he is eligible for employer matching contributions of 50% on 8% contributed to the Curtiss-Wright Savings and Investment Plan (the “S&I Plan”). The S&I Plan does not match contributions above 8%. Effective January 1, 2014, eligible employees hired after February 1, 2010, the S&I Plan provides a 3% non-elective contribution to employees that do not participate in the Retirement Plan.

The Company maintains an unfunded, non-qualified defined contribution Restoration Plan under which participants in the S&I Plan whose compensation or benefits exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit that restores the 3% non-elective contribution amount that would have been payable under the S&I Plan except for the application of such limits.

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Since the Restoration Plan benefits are not funded, in the event of a change in control, the Company has agreed to fund a Rabbi Trust in place through an agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan.

NEO’s can elect to defer up to 75% of their own annual cash compensation per year on a tax-deferred basis subject to the IRS Elective Deferral limit within the Company’s 401(k) savings Plan. For 2021, the pre-tax contribution limit was 9.0%, and the after-tax Plan contribution limit for a highly compensated employee was limited to 3.0%.

Executive Perquisites

In addition to the standard benefit plans offered to all employees, the NEOs are eligible for a limited number of executive perquisites. Perquisites include financial planning and income tax preparation, a Company automobile or automobile allowance, and executive physicals for the executive and his or her spouse. With the assistance of the Committee’s independent compensation consultant, the Committee has determined that the overall level of perquisites the Company provides to its NEOs is reasonable and consistent with that of its peers.

Management Continuity Awards

On December 16, 2021, the Company entered into a restricted stock unit agreement with Mr. Ferdenzi. Mr. Ferdenzi received a grant of 5,660 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of our Common Stock. The agreement provides for the entire grant to vest on December 15, 2026 (five years from the date the agreement was executed), provided that Mr. Ferdenzi does not voluntarily leave the employ of Curtiss-Wright or Mr. Ferdenzi is not otherwise terminated for any reason by the Company. On or prior to December 31, 2025, Mr. Ferdenzi may elect to convert said stock units to an equivalent number of shares of our Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split or any similar change, and for the immediate vesting and conversion of the stock units pro-rata upon Mr. Ferdenzi’s death or disability and in the event of a change-in-control of Curtiss-Wright and Mr. Ferdenzi’s termination of employment within 18 months from the date of such change-in-control.

On December 16, 2021, the Company entered into a restricted stock unit agreement with Mr. Farkas. Mr. Farkas received a grant of 5,660 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of our Common Stock. The agreement provides for the entire grant to vest on December 15, 2026 (five years from the date the agreement was executed), provided that Mr. Farkas does not voluntarily leave the employ of Curtiss-Wright or Mr. Farkas is not otherwise terminated for any reason by the Company. On or prior to December 31, 2025, Mr. Farkas may elect to convert said stock units to an equivalent number of shares of our Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split or any similar change, and for the immediate

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vesting and conversion of the stock units pro-rata upon Mr. Farkas’s death or disability and in the event of a change-in-control of Curtiss-Wright and Mr. Farkas’s termination of employment within 18 months from the date of such change-in-control.

The agreements with Messrs. Ferdenzi and Farkas were entered into to help ensure operational continuity of key members of our management team through 2026. The Committee believes this action is important given the management transition in early 2021 with the naming of Lynn Bamford as our CEO and the need for continuity as the Company pursues a strategic and ambitious growth strategy. The Committee and the Board received advice and recommendations from its independent compensation consultant FW Cook prior to implementing these agreements.

Policies concerning equity-based and other long-term incentive compensation

Equity Ownership and Other Requirements for Senior Executives

To further align the linkage between the interests of the NEOs and those of its stockholders, the Company requires the CEO and all other NEOs to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO and the Executive Chairman, three times annual salary for NEOs that directly report to the CEO, and two times annual salary for all other NEOs.

All share-based long-term incentive plan grants, including any vested stock options (post-2005 grants), are subject to the Guidelines, and 50% of the net proceeds of a stock based grant vested or exercised (current market value of shares less the strike price) must be retained in Company stock. There is no fixed timeframe to achieve the Guidelines. However, until the Guidelines are satisfied, the NEO is only permitted to sell 50% of the vesting award to cover the NEO’s income tax obligations. Once the ownership thresholds are fully met and maintained, the holding limits are removed on any and all earned and vested shares above the ownership guideline.

Clawback Policy

In the event the amount of any incentive compensation award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if a participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and has committed an offense subject to forfeiture under such statute, the participant must reimburse the Company that portion of the incentive compensation award that was based on the inaccurate data or as provided for in such statute.

Prohibition of Insider Trading, Hedging, and Pledging

The Company maintains an insider trading policy for all of its employees (including the NEOs and other officers) and members of the Board of Directors that prohibits the purchase or sale of Company equity securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in equity securities of the Company.

The Company’s Code of Conduct prohibits all employees (including the NEOs and other officers) from purchasing, selling or otherwise utilizing financial instruments, including but not

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limited to, prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a change in the market price of the Company’s equity securities.

Additionally, the Company’s 2014 Omnibus Incentive Plan prohibits members of the Board of Directors and all employees (including the NEOs and other officers) from engaging in the following transactions with respect to Company equity securities from awards under the plan:

•	purchasing, selling, or otherwise utilizing financial instruments, including but not limited to, prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a change in the market price of Company equity securities; and

•	pledging Company equity securities (including holding Company equity securities in a margin account or otherwise pledging Company equity securities as collateral for a loan).

Other Policies

Use of Tax Gross-up

The Company has not entered into any NEO Change in Control agreements with tax gross-ups except for the one legacy agreement remaining with Mr. Adams. Upon Mr. Adams’ retirement, the Company will not have any agreements with tax-gross up provisions and the Company does not expect to enter into any new Change in Control agreements containing a tax gross-up provision.

Tax Deductibility

Prior to the Tax Cuts and Jobs Act, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company’s CEO and up to three other executive officers other than the CFO. However, certain performance-based compensation was exempt from the deduction limit if specific requirements were met. The Committee structured awards to executive officers under the Company’s ICP and equity awards program to qualify for this exemption. However, the 162(m) exception to the deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers, including the CFO, in excess of $1,000,000 will not be deductible. Qualifying compensation that the Company pays pursuant to a binding contract that was in effect on November 2, 2017 and is not materially modified after that date will continue to be exempt from the deduction limit under a grandfathering rule. While the Company will continue to monitor its compensation programs in light of Section 162(m), as amended, the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and its stockholders. As a result, the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but

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reserves its right to make compensation decisions based on other factors as well if the Committee determines it is in its best interests to do so. Accordingly, the Company may pay compensation at levels that are not deductible under Section 162(m).

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed this CD&A (included in this Proxy Statement) with Management. Based upon the Executive Compensation Committee’s review and discussions referred to above, the Executive Compensation Committee recommended that the Board of Directors include this CD&A in the Company’s Proxy Statement for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

S. Marce Fuller, Chairperson
Dean M. Flatt
Robert J. Rivet
Peter C. Wallace

Risk Consideration in the Overall Compensation Program for 2021

In 2021, the Executive Compensation Committee, with the assistance of Management and the oversight of FW Cook, assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Executive Compensation Committee concluded in this risk assessment that these programs have been designed and administered in a manner that discourages undue risk-taking by employees, including a number of features of the programs that are designed to mitigate risk, including:

•	Limits on annual and long-term performance awards, thereby defining and capping potential payouts
•	Proportionately greater award opportunity derived from the long-term incentive program compared to annual incentive plan, creating a greater focus on sustained Company performance over time, and providing alignment with shareholder interests
•	Use of three distinct long-term equity incentive vehicles—restricted stock units, long-term cash-based performance units, and performance shares—that vest over a number of years, thereby providing strong incentives for sustained operational and financial performance
•	Use of balanced measures, including top and bottom line measures, income and balance sheet statement measures, and short- and long-term measurement periods
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•	Stock ownership guidelines for senior executives that ensure alignment with stockholder interests over the long term
•	Incorporation of an individual performance score, ranging from one 1.0 to five 5.0, as a key factor in the total annual incentive calculation, thereby enabling the Committee to direct a zero payout for the 20% individual-performance component to any executive in any year if the individual executive is deemed to have sufficiently poor performance or is found to have engaged in activities that pose a financial, operational or other undue risk to the Company
•	A formal clawback policy
•	Pre-determined commission schedules on sales representatives, thereby defining potential commission payouts

For the foregoing reasons, the Committee has concluded that the Company’s compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk is appropriate for the best interests of stockholders.

Post-Employment Agreements

Severance Agreements

The Company has At-will severance agreements with Ms. Bamford and Messrs. Adams, Rayment, Ferdenzi, and Farkas. In the case of involuntary termination of employment other than termination for cause (as defined in the agreements), failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide in the case of Ms. Bamford and Mr. Adams two years’ base salary and annual target bonus as the payment of severance pay, and, in the case of Messrs. Rayment, Ferdenzi and Farkas, the equivalent of one year’s base salary and annual target bonus to be paid at the time of termination, as well as the continued availability of certain employee health and welfare benefits for a minimum period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a significant change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At the employee’s option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims, and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

The Company has Change-in-Control severance protection agreements with Ms. Bamford and Messrs. Adams, Rayment, Ferdenzi, and Farkas. The agreements with Mr. Adams and Ms. Bamford provide for payment of severance pay equal to three times while Messrs. Rayment, Ferdenzi and Farkas provides for two and one-half times the sum of the executive’s base salary and the greater of (i) the annual target incentive grant in the year the executive is terminated or (ii)

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the annual incentive paid under the annual incentive plan immediately prior to the executive’s termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of two to three years following termination of employment.

All agreements have a double trigger, i.e. severance may be paid in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements, and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment without “cause” of an NEO during the two-year period following a change-in-control, or if the NEO terminates the NEO’s employment with the Company with “good reason,” then the NEO is entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company, or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30-day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position, or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. The agreement for Mr. Adams is “grandfathered” to renew automatically each year. All other NEO agreements must be renewed on an annual basis by the Committee. Consistent with best practices, all future executive officer change-in-control agreements elected as executive officers after January 1, 2008, must be approved and renewed annually by the Committee.

Pay Ratio Disclosure Rule

In accordance with rules adopted by the Securities and Exchange Commission, the Company is providing the following information concerning the ratio of the Company’s median employee’s annual total compensation to the total annual compensation of the Company’s principal executive officer (‟PEO”). For fiscal year 2021, the Company’s PEO is Lynn M. Bamford. The Committee does not use this ratio as it considers appropriate compensation for the PEO. Management does not use this ratio when determining compensation for the rest of the workforce.

The Company identified the median employee by utilizing base salary as of December 1, 2021 and adding any target bonus to that amount, for all individuals, excluding the PEO, who were employed by the Company on December 31, 2021, the last day of the Company’s payroll year (whether employed on a full-time, part-time, or seasonal basis). In addition, the Company also excluded all independent contractors. The Company further converted all other currencies to U.S. dollars as of December 1, 2021, irrespective of currency fluctuations over the course of the year. Finally, the Company elected to use the de minimis exemption for non-U.S. employees to exclude 4.9% of the Company’s non-U.S. employees. The list of jurisdictions for which these employees are excluded, the approximate number of employees excluded from each jurisdiction, the total number of U.S. and non-U.S. employees irrespective of any exemption, and the total number of U.S. and non-U.S. employees used for the de minimis calculation are set forth in the table below.

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Jurisdictions	Approximate Number of non-U.S. Employees Excluded	Total Number of U.S. and non-U.S. Employees irrespective of any exemption	Total Number of U.S. and non-U.S. Employees used for de minimis calculation
India	105	8,052	7,655
Costa Rica	88
France	56
Sweden	38
Singapore	33
Portugal	20
Spain	15
Netherlands	10
Poland	9
Brazil	7
Korea	6
Taiwan	5
Belgium	4
Hong Kong	1

After identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology the Company uses for the named executive officers as set forth in the 2021 Summary Compensation Table in this Proxy Statement. The total compensation amount for the median employee for 2021 was determined to be $67,544. This total compensation amount was then compared to the total compensation of the PEO disclosed in the Summary Compensation Table, of $4,491,811. Based on this information for 2021, the ratio of the PEO’s annual total compensation to the annual total compensation of the median employee was 67:1.

The Company believes that the ratio calculated above is not reflective of compensation awarded to our PEO in 2021. The total compensation of our PEO disclosed in the Summary Compensation Table includes the change in the actuarial present value of our PEO’s retirement benefits shown under column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” of the Summary Compensation Table. The pension values for fiscal year 2021 reflect the impact of changes in interest rates on actuarial present value calculations. Excluding this change in actuarial present value of the PEO’s pension benefit, the ratio would be 57:1.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and the other NEOs of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2021.

For Ms. Bamford and the other NEOs, the amounts shown under the column “Total” are not reflective of the compensation that was awarded to Ms. Bamford and the other NEOs in fiscal year 2021. These amounts include the change in the actuarial present value of Ms. Bamford’s and the other NEOs retirement benefits shown under column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”. The pension values for fiscal year 2021 reflect the impact of changes in interest rates on actuarial present value calculations.

Summary Compensation Table

Name and Principal Position	Year	Salary(a)	Bonus	Stock Awards ($)		Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings(f)	All Other Compensation(g)	Total(h)
				Performance Share Units(b)	Restricted Stock Units (c)		Annual Plan(d)	Long- Term Plan(e)
David C. Adams - Executive Chairman	2021	$1,050,000	$0	$1,050,013	$0	$0	$1,754,445	$193,050	$0	$25,910	$4,073,418
	2020	$1,080,769	$0	$1,319,964	$990,014	$0	$866,250	$1,163,003	$3,461,735	$40,383	$8,922,118
	2019	$995,192	$0	$1,215,078	$965,299	$0	$1,425,600	$1,713,563	$2,830,508	$39,775	$9,185,016
Lynn M. Bamford – President and Chief Executive Officer	2021	$843,654	$0	$935,000	$701,250	$0	$1,291,150	$45,291	$639,485	$35,981	$4,491,811
Kevin M. Rayment - Vice President and Chief Operating Officer	2021	$548,654	$0	$439,979	$330,014	$0	$626,588	$37,200	$0	$37,240	$2,019,675
Paul J. Ferdenzi - Vice President, General Counsel, and Corporate Secretary	2021	$497,692	$0	$300,690	$975,578	$0	$493,675	$41,655	$0	$25,886	$2,335,176
	2020	$500,827	$0	$291,555	$218,728	$0	$236,438	$211,295	$1,408,152	$31,213	$2,898,208
	2019	$465,992	$0	$262,159	$208,283	$0	$396,181	$316,111	$1,333,747	$18,403	$3,000,876
K. Christopher Farkas – Vice President and Chief Financial Officer	2021	$496,154	$0	$284,947	$963,800	$0	$531,650	$21,450	$228,358	$28,686	$2,555,045
	2020	$463,571	$0	$218,398	$163,819	$0	$213,750	$123,825	$527,328	$78,925	$1,789,616
	2019	$377,500	$0	$135,034	$107,294	$0	$280,137	$104,838	$377,081	$28,122	$1,410,006

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.
(b)	Includes grants of performance share units as part of the Company’s Long-Term Incentive Plan. The values shown represent the grant date fair value of the grants at target. Performance share units have a maximum payout of 200% of target. The assumptions used in determining the amounts in this column are set forth in Note 16 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022.
(c)	Includes grants of time-based restricted stock units as part of the Company’s Long-Term Incentive Plan. The values shown represent the grant date fair value of the grants. Mr. Adams participated in the Company’s long-term incentive compensation plan in 2021 at a significantly reduced level given the change in his role (his resignation as Chief Executive Officer on January 1, 2021) but was not granted time-based restricted stock units and instead only received performance-based LTI. The assumptions used in determining the
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amounts in this column are set forth in Note 16 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022.
(d)	Includes payments made based on the Company’s annual Incentive Compensation Plan for performance during the year.
(e)	Includes the maturity of cash-based performance unit grants made under the Company’s Long-Term Incentive Plan.
(f)	Represents annual change in the actuarial accumulated present value (APV) of accumulated pension benefits. Mr. Rayment does not participate in the U.S. defined benefit plans because he transferred from the United Kingdom to the United States after those plans were closed to new entrants.
(g)	Includes personal use of company car, payments for executive physicals, financial counseling, premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance. Also includes 2021 Company contributions from the qualified contribution plan for Mr. Rayment.
(h)	Amounts are rounded to the nearest dollar.

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Company believes perquisites for executive officers should be limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides to its NEOs.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The NEOs participate in this program. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through The Ayco Company, LP and Ernst & Young Americas LLC. Not all executive officers utilize these services on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations.

Perquisites and Benefits

Name	Automobile(a)	Financial Planning	Executive Physical
David C. Adams	$5,210	$12,000	$580
Lynn M. Bamford	$19,994	$12,790	$0
Kevin M. Rayment	$16,783	$0	$0
Paul J. Ferdenzi	$13,792	$9,245	$781
K. Christopher Farkas	$13,870	$12,790	$0

(a)	Represents the personal use of Company-leased automobiles.

The Company’s executive officers are entitled to receive medical benefits, life and disability insurance benefits, and to participate in the Company’s Savings and Investment Plan, Defined Benefit Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full-time employees of the Company. Mr. Rayment does not participate in the U.S. defined benefit plans because he transferred from the United Kingdom to the United States after those plans were closed to new entrants.

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The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the NEOs, may elect to defer additional cash compensation on a tax-deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

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Grants of Plan-Based Awards

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
David C. Adams	ICP (a)	3/18/2021		$577,500	$1,155,000	$2,310,000
	LTI (b)	3/18/2021	1,050,000	$525,000	$1,050,000	$2,100,000
	LTI (c)	3/18/2021					4,369	8,737	17,474				$1,050,013
Lynn M. Bamford	ICP (a)	3/18/2021		$425,000	$850,000	$1,700,000
	LTI (b)	3/18/2021	701,250	$350,625	$701,250	$1,402,500
	LTI (c)	3/18/2021					3,890	7,780	15,560				$935,000
	LTI (d)	3/18/2021								5,835			$701,250
Kevin M. Rayment	ICP (a)	3/18/2021		$206,250	$412,500	$825,000
	LTI (b)	3/18/2021	330,000	$165,000	$330,000	$660,000
	LTI (c)	3/18/2021					1,831	3,661	7,322				$439,979
	LTI (d)	3/18/2021								2,746			$330,014
Paul J. Ferdenzi	ICP (a)	3/18/2021		$162,500	$325,000	$650,000
	LTI (b)	3/18/2021	225,525	$112,763	$225,525	$451,050
	LTI (c)	3/18/2021					1,251	2,502	5,004				$300,690
	LTI (d)	3/18/2021								1,877			$225,578
	LTI (e)	12/16/2021								5,660			$750,000
K. Christopher Farkas	ICP (a)	3/18/2021		$175,000	$350,000	$700,000
	LTI (b)	3/18/2021	213,750	$106,875	$213,750	$427,500
	LTI (c)	3/18/2021					1,186	2,371	4,742				$284,947
	LTI (d)	3/18/2021								1,779			$213,800
	LTI (e)	12/16/2021								5,660			$750,000

(a)	Values in this row represent the Company’s annual Incentive Compensation Plan, which were approved on March 18, 2021 for performance during fiscal 2021. The incentive plan threshold, target, and maximum are subject to change as salaries change.
(b)	Values in this row represent annual grants of cash-based performance units made under the Company’s Long-Term Incentive Plan.
(c)	Values in this row represent annual grants of performance share units as part of the Company’s Long-Term Incentive Plan.
(d)	Values in this row represent annual grants of restricted stock units as part of the Company’s Long-Term Incentive Plan. Mr. Adams was not granted time-based restricted stock units because of the change in his role and instead he only received performance-based LTI.
(e)	Values in this row represent retention grants of restricted stock units as part of the Company’s Long-Term Incentive Plan.

The NEOs are given dividend credits on their restricted stock unit awards only. These dividends credits are reinvested into the restricted stock unit awards and are subject to the same limitations and restrictions as the original restricted stock unit award. The plan specifically prohibits the re-pricing of options and requires that any equity-based grants be issued based on the closing price of our Common Stock as reported by the NYSE on the date of the grant.

The Committee granted cash-based performance units, performance shares, and restricted stock units in March 2021 to the NEOs with the exception of Mr. Adams who was not granted restricted stock units because of the change in his role (his resignation as Chief Executive Officer on January 1, 2021) and instead only received performance-based LTI. The cash-based performance units and performance shares units will mature in December 2023 and will be paid in early 2024, if the financial goals are attained, and the restricted stock units will vest in March 2024. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the NEOs. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

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Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units that Have Not Vested ($) (a)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David C. Adams	8,421	1,167,740		10,600	1,469,902	(b)
	11,990	1,662,653		15,986	2,216,779	(c)
				8,737	1,211,560	(d)
Lynn M. Bamford	1,976	274,012		2,487	344,872	(b)
	2,928	406,026		3,905	541,506	(c)
	5,835	809,139		7,780	1,078,853	(d)
	8,609	1,193,810	(e)
Kevin M. Rayment	1,623	225,061		2,042	283,164	(b)
	2,703	374,825		3,604	499,767	(c)
	2,746	380,788		3,661	507,671	(d)
	8,609	1,193,810	(e)
Paul J. Ferdenzi	1,817	251,963		2,287	317,138	(b)
	2,649	367,337		3,531	489,644	(c)
	1,877	260,284		2,502	346,952	(d)
	5,660	784,872	(e)
K. Christopher Farkas	936	129,795		1,178	163,353	(b)
	1,984	275,121		2,645	366,782	(c)
	1,779	246,694		2,371	328,787	(d)
	5,660	784,872	(e)

(a)	Represents unvested restricted stock units granted as part of the Company’s Long-Term Incentive Plan. Stock price used to determine value is $138.67, the closing price of our Common Stock on December 31, 2021.
(b)	Represents cash value at target of outstanding performance-based share units granted March 14, 2019 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $138.67, the closing price of our Common Stock on December 31, 2021. Performance-based share units will be earned as Common Stock early in 2022 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2021.
(c)	Represents cash value at target of outstanding performance-based share units granted March 19, 2020 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $138.67, the closing price of our Common Stock on December 31, 2021. Performance-based share units will be earned as Common Stock early in 2023 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2022.
(d)	Represents cash value at target of outstanding performance-based share units granted March 18, 2021 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $138.67, the closing price of our Common Stock on December 31, 2021. Performance-based share units will be earned as Common Stock early in 2024 contingent upon the extent to which previously established performance objectives are achieved over the three-year period ending at the close of business on December 31, 2023.
(e)	Represents retention grants of restricted stock units. Stock price used to determine value is $138.67, the closing price of our Common Stock on December 31, 2021.

The following table sets forth information regarding options exercised and stock vested during calendar year 2021.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards (a)
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
David C. Adams	0	$0	15,890	$1,843,722
Lynn M. Bamford	0	$0	3,566	$413,763
Kevin M. Rayment	0	$0	2,627	$304,815
Paul J. Ferdenzi	0	$0	2,887	$334,976
K. Christopher Farkas	0	$0	1,692	$196,321

(a)	Stock Awards includes the vesting of the March 14, 2019 Restricted Stock Units and Performance Share Unit grants (for performance period 2019-2021).
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Deferred Compensation Plans

The following table shows the deferred compensation activity for the NEOs during 2021. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David C. Adams	$0	$0	$202,194	$0	$5,680,520
Lynn M. Bamford	$330,241	$0	$21,107	$0	$706,334
Kevin M. Rayment	$0	$0	$0	$0	$0
Paul J. Ferdenzi	$162,944	$0	$64,564	$0	$1,866,331
K. Christopher Farkas	$0	$0	$0	$0	$0

(a)	Amounts reported in this column represent salary and incentive payments deferred in 2021, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the NEOs at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2021. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit

Name	Plan Name(a)	Number of Years Credited Service	Present Value of Accumulated Benefit(b) ($)	Payments During Last Fiscal Year ($)
David C. Adams	Curtiss-Wright Corporation Retirement Plan	22	$2,371,250	$0
Lynn M. Bamford	Curtiss-Wright Corporation Retirement Plan	15	$999,762	$0
Kevin M. Rayment(c)	Curtiss-Wright Corporation Retirement Plan	N/A	N/A	N/A
Paul J. Ferdenzi	Curtiss-Wright Corporation Retirement Plan	23	$1,642,380	$0
K. Christopher Farkas	Curtiss-Wright Corporation Retirement Plan	13	$605,725	$0

(a)	The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or three years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.
(b)	The present value of the accumulated benefit was determined as of December 31, 2021, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.
(c)	Mr. Rayment does not participate in the Curtiss-Wright Corporation Retirement Plan because he transferred from the United Kingdom to the United States after plan was closed to new entrants.
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Non-Qualified Pension Benefit

Name	Plan Name (a)	Number of Years Credited Service	Present Value of Accumulated Benefit(b) ($)	Payments During Last Fiscal Year ($)
David C. Adams	Curtiss-Wright Corporation Restoration Plan	22	$15,198,503	$0
Lynn M. Bamford	Curtiss-Wright Corporation Restoration Plan	15	$3,332,589	$0
Kevin M. Rayment(c)	Curtiss-Wright Corporation Restoration Plan	N/A	N/A	N/A
Paul J. Ferdenzi	Curtiss-Wright Corporation Restoration Plan	23	$4,088,656	$0
K. Christopher Farkas	Curtiss-Wright Corporation Restoration Plan	13	$1,057,468	$0

(a)	The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the C-W Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the C-W Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable at the same time and otherwise in accordance with the terms and conditions applicable under the C-W Retirement Plan.
(b)	The present value of the accumulated benefit was determined as of December 31, 2020, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Accounting Standard Codification 715.
(c)	Mr. Rayment does not participate in the Curtiss-Wright Corporation Restoration Plan because he transferred from the United Kingdom to the United States after plan was closed to new entrants.

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long-term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

The following table shows the potential incremental value transfer to the NEOs under various employment related scenarios.

Potential Post-Employment Payment

Termination Scenario	David C. Adams	Lynn M. Bamford	Kevin M. Rayment	Paul J. Ferdenzi	K. Christopher Farkas
If Retirement or Voluntary Termination Occurred on December 31, 2021(a) (b)	$8,696,083	$1,762,337	$0	$0	$0
If Termination for Cause Occurred on December 31, 2021(c)	$397,351	$452,293	$0	$0	$0
If Termination Without Cause Occurred on December 31, 2021 (d)	$13,905,203	$5,485,726	$961,154	$822,692	$846,154
If “Change In Control” Termination Occurred on December 31, 2021(e)	$20,732,003	$10,884,267	$5,379,735	$4,039,900	$3,902,575
If Death Occurred on December 31, 2021(f)(g)	$9,169,160	$4,215,228	$3,238,265	$2,355,713	$1,999,258

(a)	Mr. Adams is eligible for Full Retirement. Ms. Bamford is eligible for early retirement. Messrs. Rayment, Ferdenzi, and Farkas are not yet eligible for Early Retirement.
(b)	Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2021 that would vest after the date of termination or retirement, and (2) incremental value on measurement date (December 31, 2021) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.
(c)	Includes incremental value on measurement date (December 31, 2021) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout.
(d)	Includes (1) intrinsic value of any unvested/unearned cash-based performance units, restricted stock units, and performance shares on December 31, 2021 that would vest after the date of termination for retirement-eligible executives, (2) severance payout (salary plus target bonus), and (3) incremental value on measurement date (December 31, 2021) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan , assuming the executive elects immediate payout.
(e)	Includes (1) change-in-control severance payout, (2) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2021, (3) prorated portion of the unvested restricted stock units will accelerate for the retention grants of Ms. Bamford, Mr. Rayment, Mr. Ferdenzi and Mr. Farkas, (4) incremental value on measurement date (December 31, 2021) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan including additional three years of benefit accrual per change-in-control agreements for Mr. Adams and Ms. Bamford, an additional
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two and one-half years for Messrs. Rayment, Ferdenzi and Farkas, assuming the executive elects immediate payout, and (5) gross-up payment per change-in-control agreement for Mr. Adams.
(f)	Includes (1) present value of any accelerated vesting of cash-based performance units, performance shares, and restricted stock units on December 31, 2021, (2) prorated portion of the unvested restricted stock units will accelerate for the retention grants of Ms. Bamford, Mr. Rayment, Mr. Ferdenzi and Mr. Farkas, (3) incremental value on measurement date (December 31, 2021) of vested benefit under the Curtiss-Wright Retirement Plan and the Curtiss-Wright Restoration Plan, assuming the executive elects immediate payout, and (4) value of Company-paid basic life insurance policy.
(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.
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COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2021. Mr. Adams and Ms. Bamford, the only current directors who are employees of the Company, are not compensated for their services as Board members.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compensation ($)	Total
Dean M. Flatt	$100,000	$125,000	—	—	—	—	$225,000
S. Marce Fuller	$127,500	$125,000	—	—	—	—	$252,500
Bruce D. Hoechner	$90,000	$125,000	—	—	—	—	$215,000
Glenda J. Minor	$90,000	$125,000	—	—	—	—	$215,000
Anthony J. Moraco	$67,400	$35,000	—	—	—	—	$102,400
John B. Nathman	$100,000	$125,000	—	—	—	—	$225,000
Robert J. Rivet	$112,500	$125,000	—	—	—	—	$237,500
Albert E. Smith(c)	$22,500	$125,000	—	—	—	—	$147,500
Peter C. Wallace	$90,000	$125,000	—	—	—	—	$215,000

(a)	Represents all fees earned or paid for services as a director, including annual retainer, lead director fee, committee membership fee, and committee chairman retainers, and includes amounts deferred. Directors have a choice to receive all or a portion of their director fees paid in cash, stock, or a combination of the two. Directors also have a choice to defer all or a portion of director fees paid in cash or stock. For fiscal 2021, Mr. Moraco elected to receive all of his director fees in stock, as set forth in the table below.

Name	Stock Award (#)*	Grant Date Fair Value ($)	Pay Date
Mr. Moraco	26	$3,125	June 30, 2021
	26	$3,125	June 30, 2021
	137	$16,250	June 30, 2021
	25	$3,125	September 30, 2021
	25	$3,125	September 30, 2021
	129	$16,250	September 30, 2021
	23	$3,125	December 31, 2021
	23	$3,125	December 31, 2021
	117	$16,250	December 31, 2021

*	Shares rounded up to the next whole number of shares
(b)	The values shown represent the aggregate grant date fair value for 2021 computed in accordance with FASB ASC Topic 718. In February 2021, each non-employee Director other than Mr. Moraco was awarded 1,085 shares of restricted Common Stock as annual stock grant, each having a full fair value of $125,000 based on the market value of the Common Stock on the grant date pursuant to FASB ASC Topic 718. In May 2021, Mr. Moraco received 270 shares of restricted Common Stock as an award for a newly elected member to the Board of Directors, having a full fair value of $35,000 based on the market value of the Common Stock on the grant date pursuant to FASB ASC Topic 718. The aggregate number of stock awards outstanding as of December 31, 2021 are as follows: Hoechner – 417; Minor – 308; Moraco – 1,237; and Wallace – 838.
(c)	Mr. Smith retired from the Board and did not stand for election effective as of May 5, 2021.

In 2021, each non-employee Director of the Company was paid an annual retainer of $65,000 plus $12,500 for each committee for which such director is a member. The chairpersons of the Audit Committee, Committee on Directors and Governance, Executive Compensation Committee, and Finance Committee of the Board of Directors were paid an additional annual retainer of $22,500, $10,000, $15,000, and $10,000, respectively. The Lead Independent Director was paid an additional annual retainer of $22,500. Based on peer and market data and advice from FW Cook, beginning in 2022, (i) the annual Board retainer was increased to $75,000, (ii) the annual

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equity award was increased to $135,000 with a restriction period lowered from three-years to a one-year period, (iii) the Lead Independent Director annual retainer was increased to $25,000, and (iv) the annual retainers for the chairpersons of the Committee on Directors and Governance and Finance Committee of the Board of Directors were each increased to $12,500. Pursuant to the Company’s 2014 Omnibus Incentive Plan, the Company’s non-employee Directors may elect to receive their annual retainer, Chairperson fee, committee membership fees, and Lead Independent Director fee in the form of our Common Stock, cash, or both and may elect to defer the receipt of such stock or cash.

In addition to the annual retainer and meeting fees described above, under the Company’s 2014 Omnibus Incentive Plan, the Company, acting through the Committee on Directors and Governance, has the discretionary authority to make equity grants to non-employee Directors. With respect to fiscal 2022, each non-employee Director was granted 967 shares of restricted Common Stock effective February 2022 based on a market value of $135,000 on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a one-year period. In addition to the foregoing, the Company’s policy is to award each newly-appointed Director upon appointment a grant of restricted Common Stock valued at $35,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five-year period. Each Director must also accumulate a total position in the Common Stock with a value of five times the annual retainer.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act and the rules thereunder of the SEC require the Company’s Directors, Officers, and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of the Directors and Officers on the basis of information obtained from each Director and Officer. Based solely on a review of these reports filed with the SEC and on the written representations from the Directors and Officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2021 were filed on time. A Form 5 for Robert F. Freda reporting exempt transactions covering exempt purchases of Common Stock at various times throughout 2021 through a dividend reinvestment account was filed on February 8, 2022. Due to an administrative oversight included in this Form 5 were shares acquired on December 31, 2020 under the Company’s ESPP. At the time of this purchase Mr. Freda was not an executive officer of the Company.

Certain Relationships and Related Transactions

The Company’s legal department is primarily responsible for identifying relationships and transactions in which the Company and a director, any nominee for director, executive officer or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by them, are participants to determine whether any of these related persons had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company’s legal department annually prepares and distributes to all directors, nominees for directors, and executive officers a written questionnaire, which includes questions intended to elicit information about any related person transactions. Further enhancing

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the Company’s commitment to identify any transactions with related persons, the Company’s finance department adopted a related party transactions policy, which requires each of the business units to identify and disclose to the Company’s corporate controller and general counsel all related person transactions on a quarterly basis or on such shorter intervals as the situation arises.

The Company’s corporate governance guidelines, applicable to Directors, and the Company’s code of conduct, applicable to all employees of the Company, including executive officers (copies of which may be viewed within the Corporate Governance section of the Company’s website at https://investors.curtisswright.com/governance/governance-documents and are available in print, without charge, upon written request to the Company’s Corporate Secretary), prohibits such individuals from engaging in specified activities without prior approval. These activities typically relate to conflict of interest situations where a director, executive officer, an employee, or member of their immediate family may have significant financial or business interests in another company competing with or doing business with the Company, or who stands to benefit in some way from such a relationship or activity. If a director or executive officer believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, he or she must promptly notify the Company’s General Counsel. In case of a transaction involving a director, he or she must also notify the Chairperson of the Committee on Directors and Governance (or in case of a transaction involving the Chairperson of the Committee on Directors and Governance, notify the other members of the Committee on Directors and Governance).

The Board of Directors has responsibility for reviewing and approving or ratifying related person transactions to the extent a director, nominee for director, executive officer or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by them, are participants. To the extent that a proposed related-person transaction may involve a director, such individual may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest. The Company’s corporate controller and general counsel has responsibility for reviewing and approving or ratifying all other transactions in which the Company and any other employee (other than an executive officer) or his or her immediate family members has a direct or indirect material interest.

Neither the corporate governance guidelines nor code of conduct specify the standards to be applied by the Board of Directors or the Company’s corporate controller and general counsel, as applicable, in reviewing transactions with related persons. However, the Company expects that in general the Board of Directors or the Company’s corporate controller and general counsel, as applicable, will consider all of the relevant facts and circumstances, including, if applicable, but not limited to: (i) the benefits to the Company; (ii) the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, shareholder, or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available for similar transactions with unrelated third parties.

During fiscal year 2021, there were no proceedings to which any of our Directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company or any of its subsidiaries. During fiscal year 2021, none of our Directors, nominees for directors, executive

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officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 18, 2022 for the beneficial ownership of Common Stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company, (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The percentages in the third column are based on 38,452,909 shares of Common Stock issued and outstanding on February 18, 2022. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class
BlackRock, Inc.	3,619,693	(a)	9.4%
The Vanguard Group	3,548,502	(b)	9.2%
Boston Partners	1,984,513	(c)	5.2%
David C. Adams	76,454	2(d)(e)	*
Lynn M. Bamford	32,991	(d)(e)	*
K. Christopher Farkas	15,874	(d)(e)	*
Paul J. Ferdenzi	31,096	(d)(e)	*
Dean M. Flatt	9,494	(d)(g)	*
S. Marce Fuller	11,446	(d)(g)(i)	*
Bruce D. Hoechner	887	(d)(f)(g)	*
Glenda J. Minor	808	(d)(f)(g)	*
Anthony J. Moraco	1,769	(d)(f)	*
John B. Nathman	9,430	(d)(g)	*
Kevin M. Rayment	27,253	(d)(e)	*
Robert J. Rivet	11,845	(d)(g)(i)	*
Peter C. Wallace	4,984	(d)(f)(g)	*
Directors and Executive Officers as a group (15 persons)	237,439	(h)	*

*	Less than 1%.

(a)	Address is 40 East 52nd Street, New York, New York, 10022. The information as to the beneficial ownership of Common Stock by BlackRock, Inc. was obtained from Amendment No. 13, dated January 28, 2022, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2021, BlackRock, Inc. possessed sole voting and sole dispositive power with respect to 3,437,095 and 3,619,693 shares of Common Stock, respectively
(b)	Address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information as to the beneficial ownership of Common Stock by The Vanguard Group was obtained from Amendment No. 9, dated February 9, 2022, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2021, The Vanguard Group: (1) possessed sole voting power with respect to -0- shares of Common Stock, (2) possessed sole dispositive power with respect to 3,496,187 shares of Common Stock, (3) possessed shared voting power with respect to 19,507 shares of Common Stock, and (4) possessed shared dispositive power with respect to 52,315 shares of Common Stock.

2       Includes 42,015 shares held in a revocable trust of Mr. Adams, over which he has sole voting and investment power.

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(c)	Address is One Beacon Street, 30th Floor, Boston, Massachusetts 02108. The information as to the beneficial ownership of Common Stock by Boston Partners was obtained from its statement on Schedule 13G dated February 11, 2022, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2021, Boston Partners: (1) possessed sole voting power with respect to 1,521,765 shares of Common Stock, (2) possessed sole dispositive power with respect to 1,984,513 shares of Common Stock, (3) possessed shared voting power with respect to 3,500 shares of Common Stock, and (4) possessed shared dispositive power with respect to -0- shares of Common Stock.
(d)	Address is c/o Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036.
(e)	Includes shares of time-based restricted Common Stock owned by the Named Executive Officers as follows (and subject to forfeiture under the Company’s 2005 Long-Term Incentive Plan and 2014 Omnibus Incentive Plan, as applicable) that vest on the third anniversary of the date of grant: David C. Adams, 20,710; Lynn M. Bamford, 19,451[3]; K. Christopher Farkas, 10,409[4]; Paul J. Ferdenzi, 12,078[5]; and Kevin M. Rayment, 15,757[6].
(f)	Includes shares of restricted Common Stock owned by the Directors as follows (and subject to forfeiture under the Company’s 2014 Omnibus Incentive Plan): Bruce D. Hoechner, 417; Glenda J. Minor, 308; Anthony J. Moraco, 1,237; and Peter C. Wallace, 838.
(g)	Does not include shares of Common Stock granted to the Directors (under the Company’s 2005 Stock Plan for Non-Employee Directors and 2014 Omnibus Incentive Plan, as applicable) that he or she has elected to defer receipt of until a later period as the Director neither has nor shares voting or investment power with respect to these shares and is not deemed the beneficial owner, as follows: Dean M. Flatt, 4,934; S. Marce Fuller, 20,694; Bruce D. Hoechner, 5,295; Glenda J. Minor, 2,906; John B. Nathman, 3,990; Robert J. Rivet, 2,906; and Peter C. Wallace, 2,058.
(h)	Includes shares of Common Stock as indicated in the preceding footnotes.
(i)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker-dividend reinvestment plan.

[3]	8,609 of these shares of time-based restricted stock vest on February 5, 2024 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Ms. Bamford on February 6, 2019.

[4]	5,660 of these shares of time-based restricted stock vest on December 15, 2026 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Mr. Farkas on December 16, 2021.

[5]	5,660 of these shares of time-based restricted stock vest on December 15, 2026 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Mr. Ferdenzi on December 16, 2021.

[6]	8,609 of these shares of time-based restricted stock vest on February 5, 2024 pursuant to a Restricted Stock Unit Agreement entered into between the Company and Mr. Rayment on February 6, 2019.
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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“Deloitte”) to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022, subject to the ratification by the Company’s stockholders at this Annual Meeting as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte, our Audit Committee will appoint another independent registered public accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders at the next Annual Meeting of stockholders. Deloitte has been retained as the Company’s independent registered public accounting firm since 2003.

The Audit Committee annually reviews Deloitte’s performance in deciding whether to retain Deloitte or engage a different independent registered public accounting firm. In making such determination, the Audit Committee considers, among other things, (i) an evaluation of Deloitte’s historical and recent performance on the Company’s audit; (ii) Deloitte’s capability and expertise in handling the breadth and complexity of the Company’s worldwide operations; (iii) recent Public Company Oversight Board (PCAOB) reports on Deloitte and its peer firms; (iv) appropriateness of Deloitte’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and (v) the benefits of having a long-tenured auditor such as (1) a higher quality audit due to Deloitte’s institutional knowledge and deep understanding of the Company’s business, accounting policies and practices, and internal control over financial reporting; (2) an efficient fee structure as Deloitte’s fees are competitive with peer companies because of Deloitte’s familiarity with the Company’s business and industry; and (3) avoiding the costs and disruptions, including management time and distractions, associated with bringing on a new independent auditor. Based on this evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

Ratification of the appointment of Deloitte will require the affirmative vote of at least a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum. As further discussed in the section titled “Questions and Answers About the Annual Meeting, Voting and Proxy Statement” on page [●] of this Proxy Statement, if you own shares of Common Stock through a bank, broker or other holder of record and that broker provides you with Saddle Point’s proxy materials, if you do not instruct your bank, broker or other holder of record on how to vote on this normally “routine” proposal, your bank, broker or other holder of record will not have discretionary authority to vote your shares on your behalf.

Disclosure about Fees

The following table presents the aggregate fees billed by our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their

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respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2021 and 2020, as well as other services provided during those periods:

	2021	2020
Audit Fees(a)	$3,820,000	$3,820,000
Audit-Related Fees(b)	—	—
Tax Fees(c)	$211,000	$331,000
All Other Fees(d)	$6,000	$6,000
Total	$4,037,000	$4,157,000

(a)	Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.
(b)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”.
(c)	Tax Fees consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. The fees for 2021 and 2020 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.
(d)	All Other Fees for 2021 and 2020 consist of fees billed for research tools.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $500,000 to be provided by the independent accountants so long as no individual service exceeds $100,000. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent accountant to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal year 2021, all of the Audit-Related Fees, Tax Fees, and All Other Fees in the table above were approved by the Audit Committee. The Company believes that none of the time expended on Deloitte & Touche LLP’s engagement to audit the Company’s financial statements for fiscal 2021 and 2020 was attributable to work performed by individuals other than Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates full-time, permanent employees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 (PROPOSAL 2).

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PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

Overview

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, the Board of Directors is providing the stockholders with an opportunity to provide an advisory vote to approve executive compensation (commonly known as a “Say-on-Pay” proposal). The Board of Directors recognizes that providing stockholders with an advisory vote to approve executive compensation may produce useful information on investor sentiment with regard to the Company’s executive compensation programs. At the 2021 Annual Meeting of stockholders, 96% of the shares voted were in favor of the advisory resolution concerning the compensation of the Named Executive Officers. The Company’s next Say-on-Pay vote after this Annual Meeting will occur at the 2023 Annual Meeting of Stockholders. The Company’s next frequency vote on Say-on-Pay will also occur at the 2023 Annual Meeting of stockholders. The Company’s executive compensation program and practices are fully described in the “Compensation Discussion and Analysis” section and other table and narrative disclosures in this Proxy Statement.

Compensation Objectives

As generally described in the above “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short and long-term performance.

Company Performance

Overall, the Company faced a difficult business environment during fiscal 2021, particularly with the ongoing disruption from the COVID-19 pandemic, as well as additional headwinds throughout the year relating primarily to lower customer demand, supply chain delivery disruptions, workforce availability issues, and inflationary pressures. The Company continued to take steps to mitigate the impact of the pandemic on our fiscal 2021 financial performance, including effective cost control measures and strong working capital management. Despite these challenges, the Company performed very well in fiscal 2021, with strong increases in sales, profitability, and operating income. As a result, the Company was near or well above target against its annual performance metrics under the annual incentive plan, which resulted in bonus payments for the NEOs under the annual incentive program at above-target level, based on the attainment of challenging performance-based targets. However, under the long-term incentive plan, the Company was at or below threshold against its performance targets over the past three-year performance period (2019-2021), as average total sales growth and return on invested capital over the performance period was pressured due primarily to the significant disruption from the COVID-19 pandemic and its detrimental impact to both our commercial aerospace and general industrial end markets. As a result, cash-based performance units payouts for the 2019-2021 performance period was significantly below target level and TSR was less than the 50th percentile of our peer group.

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Incentive awards earned by the Named Executive Officers for fiscal 2021 reflect the Company’s operating performance and the Company’s commitment to pay for performance. The Company’s 2021 financial performance for executive compensation included:

•	Adjusted operating income was $420 million.
•	Adjusted operating margin was 17.0%.
•	Working capital as a percentage of sales was 23.0%.

The Company’s financial performance includes adjustments referenced in the Company’s fourth quarter 2021 earnings release furnished to the SEC on February 24, 2022.

The Company urges its stockholders to read the above “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of the Named Executive Officers. The Executive Compensation Committee believes that the policies and procedures articulated in the above “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving the Company’s goals and that the compensation of the Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

The Board recommends that stockholders continue to support this compensation program by voting on the following resolution:

“RESOLVED, that the stockholders of Curtiss-Wright Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein.”

This vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee, or the Board of Directors. It will not overrule any decisions made by the Board of Directors or the Executive Compensation Committee or require the Board of Directors or the Executive Compensation Committee to take any specific action. The Board of Directors and the Executive Compensation Committee value the opinions of the stockholders, and, to the extent there is any significant vote against the Named Executive Officers compensation as disclosed in this Proxy Statement, the Board of Directors will consider the stockholder concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Adoption of this resolution will require the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting. As further discussed in the section titled “Questions and Answers About the Annual Meeting, Voting and Proxy Statement” on page [●] of this Proxy Statement, if you own shares of Common Stock

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through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares of Common Stock so that your vote can be counted on this Proposal Three.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 3).

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STOCKHOLDER PROPOSALS (Nos. 4-5)

Saddle Point, who as of the date of its nomination notice was the beneficial owner of 114,577 shares of Common Stock, which constitutes approximately 0.298% of our outstanding Common Stock as of January 31, 2022, has submitted the following proposals. The stockholder proposals will be voted on at our Annual Meeting if properly presented by Saddle Point. The stockholder proposals will be approved by the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote at the Annual Meeting. As advisory votes, the stockholder proposals are not binding on the Company or the Board. While the stockholder proposals are not binding, the Board will carefully consider stockholders’ responses.

Some of the stockholder proposals contain assertions about the Company that we believe are incorrect. We have not attempted to refute all these inaccuracies here. However, the Board of Directors has recommended a vote AGAINST each of these stockholder proposals for the reasons set forth following each proposal.

PROPOSAL FOUR: STOCKHOLDER PROPOSAL TO FORM A “STRATEGIC
TRANSACTION COMMITTEE”

Overview

Saddle Point has submitted the following proposal:

“RESOLVED, that the stockholders of Curtiss-Wright Corporation hereby request that the Board of Directors form a Strategic Transaction Committee for the purpose of evaluating strategic alternatives and the Company’s long-range strategy, including the disposition of non-core assets.”

Statement from the Board of Directors

The Board recommends that you vote AGAINST Saddle Point’s proposal for the following reasons:

The Board regularly assesses opportunities across the Company’s entire portfolio and will continue to pursue strategies and invest capital in opportunities that offer the greatest long-term stockholder return.

As demonstrated through our consistent track record, the entire Board and management regularly evaluate the optimal business portfolio composition and allocation of capital to generate stockholder value, including capital expenditures, acquisitions, divestitures and returning capital to stockholders in the form of dividends and share repurchases. In addition, the Board’s existing Finance Committee provides oversight and focuses on the Company’s capital structure, including organic and inorganic investment options aligned with the Company’s strategies. The Board remains open to considering all alternatives that it believes could create value for our stockholders.

The Board has been and remains focused on the goal of enhancing long-term stockholder value, not only through value enhancing acquisitions and divestitures, but also by leveraging the

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synergies among the Company’s integrated business segments, divisions and operations. The Board and management have implemented a long-term plan to accelerate organic growth through innovation, collaboration, and operational excellence, which we believe will help us maintain top quartile performance.

The Board, management and external advisors have carefully evaluated Saddle Point’s recommendation to adopt and announce a plan to divest certain businesses and have concluded that such divestitures of the Company’s non-defense business divisions as recommended by Saddle Point would be damaging to and not in the best interests of stockholders.

In conjunction with its review of Saddle Point’s recommendations, the Board engaged top-tier advisors, including its financial advisor, Moelis & Company LLC, to help evaluate the merits of divestitures of the Company’s non-defense business divisions as recommended by Saddle Point. After the Board conducted an extensive analysis, the Board concluded that divesting the group of businesses that Saddle Point appears to contemplate would not be in the best interests of stockholders.

The Board will continue to evaluate all options for maximizing stockholder value, recognizing that market, tax and regulatory conditions and opportunities change over time. Creating an unnecessary additional Board committee to conduct evaluations of divestitures of the Company’s businesses in a public process as requested by Saddle Point would result in an inefficient and duplicative use and loss of human capital and resources and would not be in the best interests of our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that stockholders vote “AGAINST” thE STOCKHOLDER PROPOSAL (Proposal 4).

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PROPOSAL FIVE: STOCKHOLDER PROPOSAL REGARDING BOARD
FINANCIAL LITERACY

Overview

Saddle Point has submitted the following proposal:

“RESOLVED, that the stockholders of Curtiss-Wright Corporation hereby request that the Board of Directors take the necessary steps to ensure that the Board will be comprised of individuals at least 40% of whom qualify as having a “High Degree of Financial Literacy,” as defined by the Board when determining the qualifications and experiences of the members of, and nominees to, the Board.”

Statement from the Board of Directors

The Board of Directors recommends that you vote AGAINST Saddle Point’s proposal for the following reasons:

The proposal is unnecessary as the Board already commands a high degree of financial literacy and draws on experiences from different sectors that are relevant to the Company’s business.

The Company’s current Board and the Company’s Director Nominees consist of ten highly qualified directors, eight of whom are independent and all of whom have a high level of financial acumen. The Board has determined that all four directors on the Board’s Audit Committee are “financially literate”, as required by the New York Stock Exchange , including two who we have designated as “audit committee financial experts” consistent with the SEC’s definition under the Sarbanes-Oxley Act. The Board also includes six current or former Chief Executive Officers who have significant experience participating on board financial committees, reviewing financial statements, and providing financial oversight to their Chief Financial Officers, as well as signing Sarbanes-Oxley certifications. Six of the Company’s directors also have extensive M&A expertise, which also requires a high degree of financial literacy.

In addition, the Board as a whole has extensive experience and knowledge in capital allocation and complex business transactions, including asset sales, acquisitions, business divestitures and restructurings. They represent a diverse set of backgrounds, with public company and senior executive and M&A experience, and collectively bring to the Board a broad range of expertise in areas relevant to our businesses, including the defense, aerospace, industrial and commercial industries.

Financial literacy is a core consideration in the Board’s assessment of the skills and qualifications of potential director nominees and our existing procedures for evaluations and nominations are already comprehensive.

We believe that the Board works best as a team. Requiring the Board to adhere to a “special quota” in considering director candidates would likely undermine the collaboration on

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the Board. As illustrated by our continued ability to create and deliver value to our stockholders, and as described earlier in this Proxy Statement in Structure and Practices of the Board of Directors, page [●], the Board has a rigorous process and maintains standards for director nomination that reflect our integrated business model. As a general matter of good corporate governance, the Committee on Directors and Governance should not be constrained in their assessment of which skills and experience best serve the needs of the Company and it is not necessary to adopt an artificial policy to ensure that we focus on just one measure of skills and expertise that is already required to be satisfied by NYSE rules for Audit Committee members. The proposal is not only unnecessary but also runs the risk of undermining the comprehensive and holistic approach we take to selecting superior director candidates.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that stockholders vote “AGAINST” thE STOCKHOLDER PROPOSAL (Proposal 5).

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DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2023 ANNUAL MEETING

Pursuant to regulations of the SEC, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2023 Annual Meeting must do so no later than [date], 2022. This requirement is separate from the SEC’s other requirements that must be met to have a stockholder proposal included in our Proxy Statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after [date], 2023.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2023 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than [date], 2023 and no earlier than [date], 2023. However, if the date of the 2023 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2022 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2023 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2023 Annual Meeting, or (ii) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2022 Annual Meeting. They are separate from the SEC’s requirements to have stockholder proposals included in the Company’s 2023 proxy statement.

In addition to satisfying the foregoing requirements under our Amended and Restated By-laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [date], 2023.

2021 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2021 Annual Report on Form 10-K (without exhibits) filed with the SEC on February 24, 2022, should write to the Corporate Secretary, Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036. Exhibits to the Form 10-K will be furnished upon written request and payment of the Company’s expenses in furnishing such documents. The Company’s 2021 Annual Report on Form 10-K is also available free of charge through the Investor Relations section of the Company’s website at https://investors.curtisswright.com/financials/sec-filings/default.aspx.

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OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors

Paul J. Ferdenzi Corporate Secretary

Dated: [ ], 2022

Appendix A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of the Board (all of whom are Director Nominees) and certain of our executive officers may be deemed “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are deemed “participants”.

Directors and Director Nominees

The principal occupations of our current Directors and Director Nominees who may be considered “participants” in our solicitation of proxies are set forth under the section above titled “PROPOSAL ONE: ELECTION OF DIRECTORS” of this Proxy Statement. The names of our current Directors and Director Nominees are set forth below, and the business address for all of our current Directors and Director nominees is c/o Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036:

Name
David C. Adams
Lynn M. Bamford
Dean M. Flatt
S. Marce Fuller
Bruce D. Hoechner
Glenda J. Minor
Anthony J. Moraco
Admiral (Ret.) John B. Nathman
Robert J. Rivet
Peter C. Wallace

Officers

The names and principal occupations of our Officers who may be considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Curtiss-Wright Corporation, 130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036.

2

Name	Principal Occupation
K. Christopher Farkas	Vice President and Chief Financial Officer
Paul J. Ferdenzi	Vice President, General Counsel, and Corporate Secretary
Kevin M. Rayment	Vice President and Chief Operating Officer

Information Regarding Ownership of Company Securities by Participants

The number of shares of our common stock held by our current Directors and Director Nominees and Officers as of February 18, 2022 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.

Shares of our common stock owned of record by each of our current Directors and Director Nominees and Officers are beneficially owned by such person.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (02/18/20-02/18/22)

Name	Date	Number of Shares	Transaction Description
David C. Adams	11/16/2020	(2500)	Sale of Common Stock for $112
	11/19/2020	(823)	Sale of Common Stock for $118
	11/24/2020	(1677)	Sale of Common Stock for $118
	02/03/2021	9,014	Award of securities from the Company
	02/05/2021	(4,005)	Disposition – Common Stock withheld to satisfy tax obligations
	03/15/2021	6,876	Award of securities from the Company
	03/16/2021	(3,201)	Disposition – Common Stock withheld to satisfy tax obligations

3

04/06/2021	(2,500)	Sale of Common Stock for $125
12/07/2021	(10,488)	Sale of Common Stock for $133.18
12/10/2021	(74)	Gift
02/16/2022	9,328	Award of securities from the Company
02/16/2022	(4,262)	Disposition – Common Stock withheld to satisfy tax obligations

Name	Date	Number of Shares	Transaction Description
Lynn M. Bamford	02/03/2021	2,023	Award of securities from the Company
	02/05/2021	(967)	Disposition – Common Stock withheld to satisfy tax obligations
	07/07/2021	76	Purchase of Common Stock pursuant to ESPP
	01/06/2022	77	Purchase of Common Stock pursuant to ESPP
	02/16/2022	2,189	Award of securities from the Company
	02/16/2022	(1,059)	Disposition – Common Stock withheld to satisfy tax obligations
Dean M. Flatt	01/07/2021	274	Award of securities from the Company
	02/09/2021	109	Award of securities from the Company
	1/05/2022	110	Award of securities from the Company
	01/12/2022	275	Award of securities from the Company
S. Marce Fuller	No Transactions in last two years
Bruce D. Hoechner	No Transactions in last two years

Name	Date	Number of Shares	Transaction Description
Glenda J. Minor	03/11/2020	500	Market Purchase of Common Stock for $108.86
Anthony J. Moraco	02/17/2022	967	Award of securities from the Company
	01/13/2022	163	Award of securities from the Company
	10/01/2021	179	Award of securities from the Company
	07/08/2021	190	Award of securities from the Company
	05/10/2021	270	Award of securities from the Company

4

Admiral (Ret.) John B. Nathman	03/08/2021	(1335)	Sale of Common Stock for $118.45
	02/09/2021	872	Award of securities from the Company
Robert J. Rivet	02/08/2022	1097	Award of securities from the Company
	02/09/2021	872	Award of securities from the Company

Peter C. Wallace	03/04/2020	872	Award of securities from the Company
	03/04/2020	1,085	Award of securities from the Company

Name	Date	Number of Shares	Transaction Description
K. Christopher Farkas	02/16/2022	1,037	Award of securities from the Company
	02/16/2022	(530)	Disposition – Common Stock withheld to satisfy tax obligations
	01/06/2022	84	Purchase of Common Stock pursuant to ESPP
	07/07/2021	112	Purchase of Common Stock pursuant to ESPP
	03/15/2021	732	Award of securities from the Company
	03/16/2021	(348)	Disposition – Common Stock withheld to satisfy tax obligations
	02/03/2021	960	Award of securities from the Company
	02/05/2021	(477)	Disposition – Common Stock withheld to satisfy tax obligations
	01/07/2021	110	Purchase of Common Stock pursuant to ESPP
	07/07/2020	136	Purchase of Common Stock pursuant to ESPP
Paul J. Ferdenzi	02/28/2022	(2,500)	Sale of Common Stock for $145
	02/16/2022	2,013	Award of securities from the Company
	02/16/2022	(962)	Disposition – Common Stock withheld to satisfy tax obligations
	1/06/2022	83	Purchase of Common Stock pursuant to ESPP
	01/04/2022	(2,500)	Sale of Common Stock for $140
	09/23/2021	(2,200)	Sale of Common Stock for $125
	07/07/2021	113	Purchase of Common Stock pursuant to ESPP
	04/06/2021	(2,500)	Sale of Common Stock for $125
	03/15/2021	1,249	Award of securities from the Company

5

	03/16/2021	(102)	Disposition – Common Stock withheld to satisfy tax obligations
	02/03/2021	1,638	Award of securities from the Company
	02/05/2021	(761)	Disposition – Common Stock withheld to satisfy tax obligations
	01/07/2021	93	Purchase of Common Stock pursuant to ESPP
	07/07/2020	157	Purchase of Common Stock pursuant to ESPP
Kevin M. Rayment	02/16/2022	1,797	Award of securities from the Company
	02/16/2022	(723)	Disposition – Common Stock withheld to satisfy tax obligations

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since February 18, 2021 or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix A or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Appendix A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or in this Proxy Statement, and excluding any Director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as Director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

Except as described in this Appendix A or in this Proxy Statement, there are no material legal proceedings to which any participant or Participant Affiliate or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

PRELIMINARY COPY SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

CURTISS-WRIGHT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS - [ ], 2022

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

[W H I T E] P R O X Y

The undersigned hereby constitutes and appoints Lynn M. Bamford, Kevin Rayment and K. Christopher Farkas, and each of them, as proxies of the undersigned, with full power to appoint his/her substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on [ ], at [ ], commencing at [ ] local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the matters described in the accompanying proxy statement and, in their discretion, on other matters which may properly come before the meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One, FOR Proposals Two and Three, and AGAINST Proposals Four and Five. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto, the Company’s 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Continued on reverse side

CURTISS-WRIGHT CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Curtiss-Wright Corporation
Common Stock for the upcoming Annual Meeting of Stockholders.

1.	Vote by Telephone – Call toll-free from the U.S. or Canada at (855) 457-3082 on a touch-tone telephone. If outside the U.S. or Canada, call +1 575 215-3573. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/CW, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card

OR

3.	Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: [Curtiss-Wright Corporation, c/o 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095].

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as in this example

The Board of Directors recommends you vote FOR ALL nominees for Director in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5.

1.	Election of Directors to a one-year term.
	01-David C. Adams	06-Glenda J. Minor
	02-Lynn M. Bamford	07-Anthony J. Moraco
	03-Dean M. Flatt	08-Admiral (Ret.) John B. Nathman
	04-S. Marce Fuller	09-Robert J. Rivet
	05-Bruce D. Hoechner	10-Peter C. Wallace

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve on an advisory basis the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Stockholder Proposal to form a “Strategic Transaction Committee”.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Stockholder Proposal regarding Board financial literacy.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	, 2022

Signature

Signature (if jointly held)

Title(s)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.